Filed pursuant to Rule 424(b)(5)

Registration No. 333-272374

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 14, 2023)

BYND CANNASOFT ENTERPRISES INC.

1,733,334 Common Shares

BYND Cannasoft Enterprises Inc. a British Columbia company, or the Company, we or us is offering 1,733,334 common shares, or Common Shares, at a public offering price of US$1.50 per Common Share.

Our Common Shares are traded on the Nasdaq Capital Market under the symbol “BCAN.” On July 18, 2023, the last reported sale price of our Common Shares on the Nasdaq was US$1.35 per Common Share.

Our Common Shares are also traded on the Canadian Securities Exchange, or CSE under the symbol “BYND”. On July 18, 2023, the last reported sale price of our Common Shares on the Nasdaq was CADS$1.79 (approximately US$1.36) per Common Share. We are not offering any of the Common Shares in Canada.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Common Share	Total
Offering price	$1.50	$2,600,001
Underwriting discounts and commissions (1)	$0.105	$182,000
Proceeds to us, before expenses	$1.395	$2,418,001

(1)	Represents a 7% commission on the gross proceeds of the offering payable to the underwriter. Does not include a non-accountable expenses allowance of 1% of the gross proceeds we will pay the underwriter. We have also agreed to reimburse the underwriter for certain out-of-pocket expenses. See “Underwriting” for additional disclosure regarding compensation payable to the underwriter.

The underwriter expects to deliver the Common Shares to purchasers in the offering on or about July 19, 2023.

Aegis Capital Corp.

The date of this prospectus supplement is July 19, 2023.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. Neither we nor the underwriter have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. You should assume that the information contained in this prospectus supplement or the accompanying prospectus, or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, is accurate only as of the date of those respective documents. Neither the delivery of this prospectus supplement nor any distribution of securities pursuant to this prospectus supplement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus supplement or in our affairs since the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of securities. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. The information included or incorporated by reference in this prospectus supplement also adds to, updates and changes information contained or incorporated by reference in the accompanying prospectus. If information included or incorporated by reference in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference therein, then this prospectus supplement or the information incorporated by reference in this prospectus supplement will apply and will supersede the information in the accompanying prospectus and the documents incorporated by reference therein.

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $15,000,000, of which this offering is a part.

Unless otherwise expressly indicated or the context otherwise requires, we use the terms “BYND Cannasoft Enterprises Inc.,” the “Company,” “we,” “us,” “our” or similar references to refer to BYND Cannasoft Enterprises Inc., together with any subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our company, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus, and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” contained in this prospectus supplement beginning on page S-4, and the financial statements and notes incorporated by reference herein, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Business Overview

The Company through its subsidiaries (i) develops, markets and sells a proprietary client relationship management, or CRM, software known as “Benefit CRM” and its new “Cannabis CRM” platform, (ii) is in the process of constructing and licensing of the Cannabis Farm and the Indoor Cannabis Growing Facility and will manage their operations once finalized, and (iii) develops the EZ-G device, a unique, patent-pending device that, combined with proprietary software (provisional application), regulates the flow of low-concentration CBD oils into the soft tissues of the female sexual organs.

All of the Company’s business operations are currently located in Israel. All of its revenues are generated in that country.

S-1

CRM Software Business

BYND—Beyond Solutions Ltd. (Israel), our wholly owned subsidiary (“BYND Israel”), has developed the Benefit CRM Software. The Benefit CRM Software enables small and medium-sized businesses to optimize their day-to-day activities such as sales management, personnel management, marketing, call center activities and asset management. The Benefit CRM Software streamlines the business operations of BYND Israel’s clients, enabling them to devote most of their efforts and attention to business development aimed at ensuring the future of their respective organizations.

Medical Cannabis Business

BYND Israel, through its 74% owned subsidiary, B.Y.B.Y. Investments and Promotions Ltd. (“BYBY”), intends to build the Cannabis Farm and the Indoor Cannabis Growing Facility. BYND Israel’s overall goal is to leverage the operation of the Cannabis Farm to assist in the development of its New Cannabis CRM Platform, a new CRM software platform designed to serve the unique needs of the medical cannabis sector. By using data generated by the operation of the Cannabis Farm, including data relating to the growing, harvesting and selling of medical cannabis, BYND Israel will be able to optimize its New Cannabis CRM platform to offer stakeholders a resource which will enhance their businesses.

The New Cannabis CRM Platform will be the first of its kind for the medical cannabis field and we believe that we are able to transform the industry into a more organized, accessible and price transparent market. Data and information collected through the operation of the Cannabis Farm and the Indoor Cannabis Growing Facility and the products they produce will allow BYND Israel to test its New Cannabis CRM Platform and adjust the platform as necessary. Additionally, operating the Cannabis Farm and selling medical cannabis will bring in additional revenue to further support BYND Israel during the initial roll-out years of the New Cannabis CRM Platform. In addition, Cannasoft Pharma Holdings Ltd. (“BYND Israel’s wholly owned subsidiary (“Cannasoft Pharma”), has received a Contactless Business License. This license allows us to engage in the Cannabis industry for the purpose of trading and brokering transactions in Israel, importing from abroad, and purchasing and selling cannabis without touching the substance.

Corporate Information

BYND Cannasoft Enterprises Inc. was originally incorporated under the laws of British Columbia on March 29, 2021. Our principal business address is 7000 Akko Road, Kiryat Motzkin, Israel.

S-2

THE OFFERING

Common Shares currently issued and outstanding	37,910,347 Common Shares*

Jurisdiction	The Common Shares are being offered for sale in the United States only. The securities will not be qualified for sale in Canada and may not be offered and sold in Canada, directly or indirectly, on behalf of the Company.

Common Shares to be issued and outstanding after this offering	39,643, 681 Common Shares.

Use of proceeds	We expect to receive approximately $2,280,000 in net proceeds from the sale of the Common Shares offered by us in this offering, based upon a public offering price of $1.50 per Common Share. We expect to use the proceeds from this offering for patent registrations, prototype production, sales & marketing of the EZ-G device, working capital and general corporate purposes.

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section starting on page S-4 of this prospectus supplement and page 4 of the prospectus for a discussion of factors to consider carefully before deciding to invest in the Common Shares.

Nasdaq Capital Market symbol:	“BCAN”

Canadian Securities Exchange symbol	“BYND”

____________________________

●	The number of Common Shares does not include:

625,000 Common Shares issuable upon exercise of outstanding stock options; and

400,000 Common Shares issuable upon exercise of outstanding warrants

See “Description of Share Capital” for additional information.

S-3

RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained or incorporated by reference in this prospectus, including the risk factors described in our annual report on Form 20-F for the year ended December 31, 2022 and Form 6-K that includes the financial statements for the quarter ended March 31, 2023, before deciding whether to purchase the securities offered hereby. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks.

You will experience immediate and substantial dilution as a result of this offering.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of Common Shares offered in this offering at the offering price of $1.50 per Common Share, and after deducting the underwriting discount and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $1.37455 per share. See “Dilution.”

Because we will have broad discretion and flexibility in how we use the net proceeds from this offering, we may use the net proceeds in ways in which you disagree.

We currently intend to use the net proceeds from this offering to for general corporate purposes, including, but not limited to, capital expenditures, working capital, repayment of indebtedness, potential acquisitions and other business opportunities. See “Use of Proceeds.” Our management will have significant discretion and flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements discuss matters that are not historical facts. Because they discuss future events or conditions, forward-looking statements may include words such as “anticipate,” “believe,” “estimate,” “intend,” “could,” “should,” “would,” “may,” “seek,” “plan,” “might,” “will,” “expect,” “anticipate,” “predict,” “project,” “forecast,” “potential,” “continue” negatives thereof or similar expressions. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future and are not guarantees. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, level of activity, performance or achievement to be materially different from the results of operations or plans expressed or implied by such forward-looking statements.

We cannot predict all the risks and uncertainties that may impact our business, financial condition or results of operations. Accordingly, the forward-looking statements in this prospectus should not be regarded as representations that the results or conditions described in such statements will occur or that our objectives and plans will be achieved, and we do not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and include information concerning possible or projected future results of our operations, including statements about potential acquisition or merger targets, strategies or plans; business strategies; prospects; future cash flows; financing plans; plans and objectives of management; any other statements regarding future acquisitions, future cash needs, future operations, business plans and future financial results; and any other statements that are not historical facts.

S-4

These forward-looking statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors.”

Many of those risks and factors are outside of our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Considering these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. All subsequent written and oral forward-looking statements concerning other matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus.

Except to the extent required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, a change in events, conditions, circumstances or assumptions underlying such statements, or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Common Shares in this offering will be approximately $2,280,000, after deducting the estimated underwriting discounts and estimated offering expenses payable by us, based on a public offering price of $1.50 per Common Share, after deducting commissions and estimated offering expenses payable by us.

We currently expect to use the net proceeds from this offering for the following purposes:

●	Approximately $0.5 million for product design and manufacturing;

●	Approximately $0.05 million for patent prosecution;

●	Approximately $0.7 million for sales and marketing campaigns;

●	Approximately $0.05 million for regulatory approvals;

●	Approximately $0.2 million for software development; and

●	The remainder for working capital.

The amounts and schedule of our actual expenditures will depend on multiple factors including the progress of our marketing efforts and regulatory efforts, as well as the pace of our partnering efforts in regard to manufacturing and commercialization. Therefore, our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed.

Although we currently anticipate that we will use the net proceeds from this offering as described above, there may be circumstances where a reallocation of funds is necessary. Amounts and timing of our actual expenditures will depend upon a number of factors, including our sales, marketing and commercialization efforts, operating costs and other factors described under “Risk Factors” in this prospectus. Accordingly, our management will have flexibility in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

S-5

Based on our current plans, we believe that our existing cash, cash equivalents and short-term deposits, together with the net proceeds of this offering, will be sufficient to enable us to fund our operating expenses and capital expenditure requirements for the next twelve months. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect.

Pending our application of the net proceeds from this offering, we plan to invest such proceeds in short-term, investment-grade, interest-bearing securities and depositary institutions.

DILUTION

The difference between the public offering price per Common Share, we are offering pursuant to this prospectus, and the pro forma net tangible book value per Common Share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities, by the number of issued and outstanding Common Shares.

If you invest in our Common Shares in this offering, your interest will be immediately diluted to the extent of the difference between the public offering price per Common Share in this offering and the as adjusted net tangible book value per Common Share after this offering. Dilution results from the fact that the initial public offering price per Common Share is substantially in excess of the net tangible book value per Common Share. As of March 31, 2023, we had a historical net tangible book value of $2,475,805 (CAD$3,349,517), or $0.06534 (CAD$0.08839) per Common Share. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of Common Shares outstanding on March 31, 2023.

After giving effect to the sale of the Common Shares in this offering, at a public offering price of $1.50 per Common Share, after deducting underwriting discounts and estimated offering expenses payable by us. Our as adjusted net tangible book value at March 31, 2023 would have been $0.12545 per share. This represents an immediate increase in as adjusted net tangible book value of $0.0601 per Common Share to existing shareholders and immediate dilution of $1.37455 per Common Share to new investors.

The following table illustrates this dilution per Common Share in this offering:

Public offering price per Common Share	$1.50
Net tangible book value per Common Share as of March 31, 2023 (CAD$0.08839)	0.06534
Increase in net tangible book value per Common Share attributable to new investors	0.0601
As adjusted net tangible book value per Common Share after this offering	0.12545
Dilution per Common Share to new investors	1.37455

We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our equity holders.

S-6

UNDERWRITING

Aegis Capital Corp. is acting as the underwriter of the offering. We have entered into an underwriting agreement dated July 17, 2023, with the underwriter. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of Common Shares listed next to its name in the following table:

Underwriter	Number of Common Shares
Aegis Capital Corp.	1,733,334
Total	1,733,334

The underwriter is committed to purchase all the Common Shares offered by us, other than those covered by the over-allotment option to purchase additional Common Shares described above. The obligations of the underwriter may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriter’s obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriter of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect thereof.

The underwriter is offering the Common Shares subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriter an over-allotment option. This option, which is exercisable for up to 45 days after the closing date of the Offering, permits the underwriter to purchase up to an aggregate of up to 260,000 additional Common Shares, representing 15% of the Common Shares sold in the offering. The purchase price to be paid per additional Common Share will be equal to the public offering price of the Common Shares, less the underwriting discount. If this option is exercised in full to purchase Common Shares, the total price to the public will be $2,990,001 and the total net proceeds, before expenses, to us will be $2,780,701.

Discounts, Commissions and Reimbursement

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriter of its over-allotment option.

	Per Common Share	Total with no Over-Allotment	Total with Over-Allotment
Public offering price	$1.50	$2,600,001	$2,990,001
Underwriting discount (7.0%)	$0.105	$182,000	$209,300
Non-accountable expense allowance (1.0%)((1)	$0.015	$26,000	$29,900
Proceeds, before expenses, to us	$1.38	$2,392,000	$2,780,701

(1)	We have agreed to pay a non-accountable expense allowance to the underwriter equal to 1.0% of the gross proceeds received in this offering.

The underwriter proposes to offer the Common Shares to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriter may offer some of the Common Shares to other securities dealers at such price less a concession not in excess of $0.0525 per Common Share. If all of the Common Shares offered by us are not sold at the public offering price, the underwriter may change the offering price and other selling terms by means of a supplement to this prospectus.

We have also agreed to pay up to $100,000 of the underwriter’s expenses relating to the offering, including for road show, diligence, and legal expenses.

We estimate that the total expenses of the offering payable by us, excluding the discount and non-accountable expense allowance, will be approximately $110,000.

S-7

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, the Company, its executive officers, directors and any other holder(s) of ten percent (10%) or more of the outstanding Common Shares will enter into customary “lock-up” agreements in favor of the underwriter for a period of 90 days from the closing date of the Offering.

Right of First Refusal

If, for the period ending 18 months from the closing of this offering, we or any of our subsidiaries (a) decides to finance or refinance any indebtedness, Aegis (or any affiliate designated by Aegis) has the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing; or (b) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, Aegis (or any affiliate designated by Aegis) has the right to act as sole bookrunning manager, sole underwriter or sole placement agent for such financing.

Securities Issuance Standstill

We have agreed, for a period of 90 days after the closing date of this offering, that we will not, without the prior written consent of the underwriter:

(1)	offer, sell, issue, or otherwise transfer or dispose of, directly or indirectly, any equity or any securities convertible into or exercisable or exchangeable for equity; (b) file or caused to be filed any registration statement relating to the offering of any equity or any securities convertible into or exercisable or exchangeable for equity; or (c) enter into any agreement or announce the intention to effect any of the actions described in subsections (a) or (b) hereof. So long as none of such equity securities shall be saleable in the public market until the expiration of the 90-day period described above, the following matters shall not be prohibited: (i) the adoption of an equity incentive plan and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; and (ii) the issuance of equity securities in connection with an acquisition or a strategic relationship, which may include the sale of equity securities. In no event may equity transaction during this period result in the sale of equity at an offering price to the public less than that of the offering referred herein.

Tail Financing

We have agreed to pay the above cash compensation to the extent that any fund which the underwriter contacted or introduced to us during the term of our engagement agreement with the underwriter provides financing or capital in any public or private offering or capital raising transaction during the 6 month period following expiration or termination of our engagement letter with the underwriter.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriter or selling group members. The underwriter may agree to allocate a number of securities to selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

Over-allotment transactions involve sales by the underwriter of shares in excess of the number of shares the underwriter is obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriter may close out any short position by exercising its over-allotment option and/or purchasing shares in the open market.

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which it may purchase shares through exercise of the over-allotment option. If the underwriter sells more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriter are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Other Relationships

Certain of the underwriter and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

S-8

LEGAL MATTERS

The validity of the issuance of our Common Shares offered in this prospectus and certain other matters of Canadian law will be passed upon for us by Owen Bird Law Corporation. Certain matters of U.S. federal law will be passed upon for us by Louis A. Brilleman, Esq., New York, New York Certain legal matters in connection with this offering will be passed upon for the underwriter by Kaufman & Canoles, P.C., Richmond, Virginia with respect to U.S. federal law.

EXPERTS

The consolidated financial statements as of December 31, 2022 and for the year then ended included in the registration statement on Form F-1 of which this prospectus forms a part have been audited by Reliant CPA PC. The consolidated financial statements as of December 31, 2021 and for the year then ended included in the registration statement on Form F-1 of which this prospectus forms a part have been audited by BF Borgers CPA PC. Such financial statements have been so included in reliance upon the report of such firms given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC to register the securities offered hereby under the Securities Act. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. The following documents are incorporated by reference and made a part of this prospectus:

(a)	Our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on April 27, 2023;

(b)	Our Reports on Form 6-K filed with the SEC on May 4, 2023, May 18 and May 31, 2023; and

(c)	The description of our securities included in our Registration Statement on Form 8-A filed with the SEC on May 26, 2022.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and any document of the type referred to in the preceding paragraph, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered by this Prospectus are incorporated by reference into this Prospectus and form part of this Prospectus from the date of filing or furnishing of these documents. We may incorporate by reference into this Prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this Prospectus forms a part and before the date of termination of this offering. Any such Form 6-K that we intend to incorporate shall state in such form that it is being incorporated by reference into this Prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and the readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

BYND Cannasoft Enterprises Inc.

Attn: Chief Financial Officer

2264 East 11th Avenue

Vancouver, B.C V5N 1Z6

Telephone: 604 833-6820

S-9

US$15,000,000

Common Shares
Warrants
Units

BYND CANNASOFT ENTERPRISES INC.

BYND Cannasoft Enterprises Inc. (“we”, “us”, “our”, “BYND” or the “Company”) may offer and issue from time to time common shares (“Common Shares”), warrants (“Warrants”) and units comprised of Common Shares and Warrants (“Units”) of the Company or any combination thereof (collectively, the “Securities”) up to an aggregate initial offering price of US$15,000,000 (or the equivalent thereof if the Securities are denominated in any other currency or currency unit) during the period that this registration statement (the “Prospectus”), including any amendments hereto, remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more prospectus supplements (each, a “Prospectus Supplement” and together, the “Prospectus Supplements”).

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable (i) in the case of Common Shares, the number of Common Shares offered, the offering price, and any other terms specific to the Common Shares being offered, (ii) in the case of Warrants, the offering price, the designation, the number and the terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, the dates and periods of exercise and any other terms specific to the Warrants being offered, and (iii) in the case of Units, the number of Units offered, the offering price of the Units, the number, designation and terms of the Common Shares and Warrants comprising the Units and any procedures that will result in the adjustment of those numbers and any other specific terms applicable to the offering of Units. Where required by statute, regulation or policy, and where Securities are offered in currencies other than United States dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

All shelf information permitted under applicable law to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions. We may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws. A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers, or agents involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds we will receive and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

Our Common Shares are currently traded on the Nasdaq Capital Market under the symbol “BCAN.” On May 31, 2023, the last reported sale price of our Common Shares on the Nasdaq was US$3.31 per Common Share.

Our Common Shares are also traded on the Canadian Securities Exchange, or CSE, under the symbol “BYND”. On May 31, 2023, the last reported sale price of our Common Shares on the Nasdaq was CADS$4.15 (approximately US$3.05) per Common Share.

We will apply to have any Common Shares distributed under this Prospectus listed on the CSE and the Nasdaq provided the Common Shares are currently listed or traded on such exchanges. Any listing and admission will be subject to BYND fulfilling all of the listing requirements of the CSE and the Nasdaq, respectively. Unless otherwise specified in the applicable Prospectus Supplement, any offering of Warrants or Units will be a new issue of Securities with no established trading market and, accordingly, such Securities will not be listed on any securities or stock exchange or on any automated dealer quotation system. Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below US$75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5. of Form F-3.

We are both an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (or the JOBS Act), and a “foreign private issuer,” as defined under the U.S. federal securities law and are subject to reduced public company reporting requirements. See “Prospectus Summary – Implications of Being an Emerging Growth Company and Foreign Private Issuer” for additional information.

These securities are not qualified for sale in Canada and may not be offered and sold in Canada, directly or indirectly, on behalf of the Company.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission (or the SEC) nor the Canadian Securities Exchange, nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2023.

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You should rely only on the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information that is different. We are offering to sell our securities, and seeking offers to buy our securities, only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

For purposes of Canadian law only, the purchase of the securities offered hereunder will be deemed to constitute a representation and warranty that the purchaser is purchasing the securities with investment intent and not with a view to distribution in Canada.

ii

In this prospectus, “we,” “us,” “our,” the “Company” and “BYND” refer to BYND Cannasoft Enterprises Inc.

We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information.

Our reporting currency and functional currency is the Canadian Dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “CAD” or “CAD$” are to Canadian Dollars. Our financial statements are denominated in CAD and presented in CAD. Amounts denominated in United States Dollars are stated as “$”, “USD” or “US$”.

The following table sets forth the average rate of exchange for the United States dollar, expressed in Canadian dollars in for the periods indicated, based on the noon rate of exchange as reported by the Bank of Canada for conversion of United States dollars into Canadian dollars.

On December 31, 2022, the exchange rate was US$1.00 = CAD$1.3544.

Canada Dollar per U.S. Dollar Noon Buying Rate

Year Ended	Average
December 31, 2022	1.3013
December 31, 2021	1.2535
December 31, 2020	1.3415
December 31, 2019	1.3269

Most recent six months	Average
June 30, 2023	1.3288
May 31, 2023	1.3520
April 30, 2023	1.3485
March 31, 2023	1.3682
February 28, 2023	1.3450
January 31, 2023	1.3422
December 31, 2022	1.3592

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

●	the size of the market opportunity for our products;

●	the success of competing products that are or may become available;

●	our ability to obtain and maintain regulatory approval of our future products, to the extent required;

●	existing regulations and regulatory developments in the jurisdictions where we conduct or intend to conduct business;

●	our plans and ability to obtain or protect intellectual property rights, including extensions of patent terms where available and our ability to avoid infringing the intellectual property rights of others;

●	the ability of our management team to oversee our research programs;

●	the need to hire additional personnel and our ability to attract and retain such personnel;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	our dependence on third parties;

●	our ability to compete with other companies who offer products that address similar issues that our product candidates will address;

●	our financial performance;

●	the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

●	our ability to generate revenue and profit margin under our anticipated contracts which is subject to certain risks; and

●	our ability to restructure our operations to comply with future changes in government regulation.

Forward-looking statements are based on our management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. Important factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements.

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The forward-looking statements included in this prospectus speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

PUBLICLY AVAILABLE INFORMATION

We file reports and other information with the securities commissions and similar regulatory authorities in the provinces of Canada (collectively, the “Commissions”). These reports and information are available to the public free of charge on SEDAR at www.sedar.com.

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to foreign private issuers and applicable Canadian securities legislation and, in accordance therewith, file reports and other information with the SEC and securities regulatory authorities in Canada. Investors may read and download documents we have filed with the SEC’s Electronic Data Gathering and Retrieval system at www.sec.gov.

Readers should rely only on information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. We have not authorized anyone to provide the reader with different information. We are not making an offer of the Securities in any jurisdiction where the offer is not permitted. Readers should not assume that the information contained in this Prospectus is accurate as of any date other than the date on the front of this Prospectus, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus and the documents incorporated herein by reference are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

The Securities are being offered for sale in the United States only. The securities will not be qualified for sale in Canada and may not be offered and sold in Canada, directly or indirectly, on behalf of the Company.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the Commissions and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on request without charge upon written or oral request from our Chief Financial Officer at 2264 East 11th Avenue, Vancouver, B.C V5N 1Z6, Telephone: 604 833-6820. Copies of these documents are also available through the Internet on the System for Electronic Document Analysis and Retrieval, which can be accessed online at www.sedar.com and on the SEC’s Electronic Data Gathering and Retrieval System, which can be accessed online at www.sec.gov.

The following documents, which we filed or furnished with the Commissions and the SEC, as applicable, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a)	Our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on April 27, 2023;

(b)	Our Reports on Form 6-K filed with the SEC on May 4, 2023, May 18 and May 31, 2023; and

(c)	The description of our securities included in our Registration Statement on Form 8-A filed with the SEC on May 26, 2022.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, and any document of the type referred to in the preceding paragraph, subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities offered by this Prospectus are incorporated by reference into this Prospectus and form part of this Prospectus from the date of filing or furnishing of these documents. We may incorporate by reference into this Prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this Prospectus forms a part and before the date of termination of this offering. Any such Form 6-K that we intend to incorporate shall state in such form that it is being incorporated by reference into this Prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and the readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the offering of the Securities covered by that Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our Common Shares, you should read this entire prospectus carefully, including the sections of this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus. Unless the context otherwise requires, references in this prospectus to the “company,” “BYND,” “we,” “us,” “our” and other similar designations refer to BYND Cannasoft Enterprises Inc.

Company Overview

The Company through its subsidiaries (i) develops, markets and sells a proprietary client relationship management, or CRM, software known as “Benefit CRM” and its new “Cannabis CRM” platform, (ii) is in the process of constructing and licensing of the Cannabis Farm and the Indoor Cannabis Growing Facility and will manage their operations once finalized, and (iii) develops the EZ-G device, a unique, patent-pending device that, combined with proprietary software (provisional application), regulates the flow of low-concentration CBD oils into the soft tissues of the female sexual organs.

All of the Company’s business operations are currently located in Israel. All of its revenues are generated in that country.

CRM Software Business

BYND—Beyond Solutions Ltd. (Israel), our wholly owned subsidiary (“BYND Israel”), has developed the Benefit CRM Software. The Benefit CRM Software enables small and medium-sized businesses to optimize their day-to-day activities such as sales management, personnel management, marketing, call center activities and asset management. The Benefit CRM Software streamlines the business operations of BYND Israel’s clients, enabling them to devote most of their efforts and attention to business development aimed at ensuring the future of their respective organizations.

Medical Cannabis Business

BYND Israel, through its 74% owned subsidiary, B.Y.B.Y. Investments and Promotions Ltd. (“BYBY”), intends to build the Cannabis Farm and the Indoor Cannabis Growing Facility. BYND Israel’s overall goal is to leverage the operation of the Cannabis Farm to assist in the development of its New Cannabis CRM Platform, a new CRM software platform designed to serve the unique needs of the medical cannabis sector. By using data generated by the operation of the Cannabis Farm, including data relating to the growing, harvesting and selling of medical cannabis, BYND Israel will be able to optimize its New Cannabis CRM platform to offer stakeholders a resource which will enhance their businesses.

The New cannabis CRM Platform will be the first of its kind for the medical cannabis field and we believe that we are able to transform the industry into a more organized, accessible and price transparent market. Data and information collected through the operation of the Cannabis Farm and the Indoor Cannabis Growing Facility and the products they produce will allow BYND Israel to test its New Cannabis CRM Platform and adjust the platform as necessary. Additionally, operating the Cannabis Farm and selling medical cannabis will bring in additional revenue to further support BYND Israel during the initial roll-out years of the New Cannabis CRM Platform. In addition, Cannasoft Pharma Holdings Ltd. (“BYND Israel’s wholly owned subsidiary (“Cannasoft Pharma”), has received a Contactless Business License. This license allows us to engage in the Cannabis industry for the purpose of trading and brokering transactions in Israel, importing from abroad, and purchasing and selling cannabis without touching the substance.

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Summary of Risks Associated with our Business

Our business is subject to a number of risks of which you should be aware before a decision to invest in our Common Shares. You should carefully consider all the information set forth in this prospectus and, in particular, should evaluate the specific factors set forth in the sections titled “Risk Factors” before deciding whether to invest in our Common Shares.

Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer

Emerging Growth Company

As a company with less than US $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. In particular, as an emerging growth company, we:

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	will not be required to conduct an evaluation of our internal control over financial reporting;

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earlier to occur of: (1) the last day of the fiscal year in which we have total annual gross revenues of US$1.235 billion or more; (2) the date on which we have issued more than US$1.0 billion in nonconvertible debt during the previous three years; or (3) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or the SEC. We may choose to take advantage of some but not all of these reduced burdens, and therefore the information that we provide holders of our Common Shares may be different than the information you might receive from other public companies in which you hold equity. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies which may make comparison of our financials to those of other public companies more difficult. In addition, the information that we provide in this prospectus may be different than the information you may receive from other public companies in which you hold equity interests.

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Foreign Private Issuer

We are reporting under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Exchange. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

MATERIAL CHANGES

Except as otherwise disclosed in this Prospectus there have been no material changes to our operations that have occurred since March 31, 2023, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this Prospectus.

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RISK FACTORS

Investing in our Common Shares involves a high degree of risk. You should carefully consider the risks and uncertainties described below, in addition to the other information set forth in this prospectus, including the consolidated financial statements and the related notes included elsewhere in this prospectus, before purchasing our Common Shares. If any of the following risks actually occurs, our business, financial condition, cash flows and results of operations could be negatively impacted. In that case, the trading price of our Common Shares would likely decline and you might lose all or part of your investment.

Risks Related to the Company’s CRM Software Businesses

BYND Israel is dependent on a single client for the majority of our current revenues and any changes to that relationship could have a significant impact on current revenues.

For the year ended December 31, 2022, over 83% of BYND Israel’s revenue was derived from one major customer, Harel Insurance Company Ltd. Any changes to that relationship could have a significant impact on BYND Israel’s current revenues.

Defects or disruptions affecting the New CRM Platform or the New Cannabis CRM Platform services could diminish demand for these services and subject BYND Israel to substantial liability.

The New CRM Platform and New Cannabis CRM Platform may contain errors or defects that end users identify after they begin using these platforms and that could result in unanticipated downtime for our subscribers, and harm BYND Israel’s reputation and its business. In addition, users may use the platforms in unanticipated ways that may cause a disruption in service for other customers attempting to access their data. Since customers may use these platforms for important aspects of their business, any errors, defects, disruptions in service or other performance problems with the platforms could hurt BYND Israel’s reputation and may damage its customers’ businesses. If that occurs, customers could elect not to renew, or delay or withhold payment for using the platforms In addition BYND Israel could lose future sales and existing customers may make warranty claims against BYND Israel, which could result in an increase in provision for doubtful accounts, an increase in collection cycles for accounts receivable or the expense and risk of litigation.

Interruptions or delays in service from BYND Israel’s third-party data center hosting facilities could impair the delivery of its services and harm its business.

Both the New CRM Platform and New Cannabis CRM Platform will utilize third-party data center hosting facilities. Any damage to, or failure of, these third-party systems generally could result in service interruptions. Such interruptions may result in reduced or lost revenues or having to issue credits or pay penalties, may cause users of the platforms to terminate subscriptions, may adversely affect renewal rates and may impact our ability to attract new users. BYND Israel’s business reputation may also be harmed if users or potential customers perceive that the platforms are unreliable.

Although BYND Israel intends to have robust disaster recovery arrangements in place, including the use of third parties to host back-ups of its software and customer data, BYND Israel will not control the operation of any of these facilities, and they are vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures and similar events. Such facilities may also be subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct. Despite precautions taken at these facilities, the occurrence of a natural disaster or an act of terrorism, a decision to close the facilities without adequate notice or other unanticipated problems at these facilities could result in lengthy interruptions in service. Even with the disaster recovery arrangements, BYND Israel’s services could be interrupted.

If security measures are breached and unauthorized access is obtained to a customer’s data or to BYND Israel’s data, its services may be perceived as not being secure, customers may curtail or stop using the services and BYND Israel may incur significant legal and financial exposure and liabilities.

BYND Israel’s platforms will involve the storage and transmission of customers’ proprietary information, and any security breaches could expose us to a risk of loss of this information, litigation and possible liability. These security measures may be breached as a result of third-party action, employee error, malfeasance or otherwise, during transfer of data and result in someone obtaining unauthorized access to our data or our customers’ data. Additionally, third parties may attempt to fraudulently induce employees or customers into disclosing sensitive information such as user names, passwords or other information in order to gain access to our data or our users’ data. Because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently and generally are not recognized until launched against a target, BYND Israel may be unable to anticipate these techniques or to implement adequate preventative measures. Any security breach could result in a loss of confidence in the security of the services, damage to reputation, lead to legal liability and negatively impact future sales.

If BYND Israel experiences significant fluctuations in its rate of anticipated growth and fails to balance expenses with our revenue forecasts, its results could be harmed.

The unpredictability of new markets that we enter and unpredictability of future general economic and financial market conditions, we may not be able to accurately forecast our rate of growth. We plan our expense levels and investment on estimates of future revenue and future anticipated rate of growth. We may not be able to adjust our spending quickly enough if the addition of new users or the renewal rate for existing users falls short of our expectations. We cannot accurately predict subscription renewal or upgrade rates and the impact these rates may have on our future revenue and operating results.

As a result, we expect that our revenues, operating results and cash flows may fluctuate significantly on a quarterly basis. We believe that period-to-period comparisons of our revenues, operating results and cash flows may not be meaningful and should not be relied upon as an indication of future performance.

Our future success also depends in part on our ability to sell additional features and services, more subscriptions or enhanced editions of our service to our current customers. The rate at which our customers purchase new or enhanced services depends on a number of factors, including general economic conditions. If our efforts to upsell to our customers are not successful, our business may suffer.

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We may in the future be sued by third parties for alleged infringement of their proprietary rights.

The software industry is characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. We may receive communications from third parties claiming that we have infringed on the intellectual property rights of others. We may be sued by third parties for alleged infringement of their proprietary rights. Our technologies may not be able to withstand any third-party claims or rights against their use. The outcome of any litigation is inherently uncertain. Any intellectual property claims, with or without merit, could be time-consuming and expensive to resolve, could divert management attention from executing our business plan and could require us to change our technology, change our business practices and/or pay monetary damages or enter into short or long-term royalty or licensing agreements which may not be available in the future at the same terms or at all.

We will rely on third-party computer hardware and software that may be difficult to replace or which could cause errors or failures of our service.

Our New CRM Platform and New Cannabis CRM Platform will rely on computer hardware purchased or leased and software licensed from third parties in order to offer our services. This hardware and software may not continue to be available at reasonable prices or on commercially reasonable terms, or at all. Any loss of the right to use any of this hardware or software could significantly increase our expenses and otherwise result in delays in the provisioning of our services until equivalent technology is either developed by us, or, if available, is identified, obtained and integrated, which could harm our business. Any errors or defects in third-party hardware or software could result in errors or a failure of our services which could harm our business.

The market for our technology delivery model and enterprise cloud computing application services is immature and volatile, and if it develops more slowly than we expect, our business could be harmed.

The market for enterprise cloud computing application services is not as mature as the market for packaged enterprise software, and it is uncertain whether these platforms will achieve and sustain high levels of demand and market acceptance. Our success will depend to a substantial extent on the willingness of enterprises, large and small, to increase their use of enterprise cloud computing application services in general, and for CRM in particular. Many enterprises have invested substantial personnel and financial resources to integrate traditional enterprise software into their businesses, and therefore may be reluctant or unwilling to migrate to an enterprise cloud computing application service. Furthermore, some enterprises may be reluctant or unwilling to use enterprise cloud computing application services because they have concerns regarding the risks associated with security capabilities, among other things, of the technology delivery model associated with these services. If enterprises do not perceive the benefits of enterprise cloud computing application services, then the market for these services may not develop at all, or it may develop more slowly than we expect, either of which would significantly adversely affect our operating results.

The markets in which we currently participate are intensely competitive, and if we do not compete effectively, our operating results could be harmed.

The markets for our Benefits CRM Software and New CRM Platform is highly competitive, rapidly evolving and fragmented, and subject to changing technology, shifting customer needs and frequent introductions of new products and services. We compete primarily with vendors of packaged CRM software, whose software is installed by the customer directly, and companies offering on-demand CRM applications. We also face, or expect to face, competition from enterprise software vendors and online service providers who may develop toolsets and products that allow customers to build new applications that run on the customers’ current infrastructure or as hosted services.

Our efforts to expand our Benefits CRM Software business to our New CRM Platform, which is cloud-based and our efforts to develop and service the cannabis market with our New Cannabis CRM Platform may not succeed and may reduce our revenue growth rate.

We currently derive all of our revenue from our Benefits CRM Software and we expect this will continue for the foreseeable future until our New CRM Platform is available for sale. The market for our New Cannabis CRM Platform is new and unproven, and it is uncertain whether our efforts will ever result in significant revenue for us.

Supporting our existing and growing customer base could strain our personnel resources and infrastructure, and if we are unable to scale our operations and increase productivity, we may not be able to successfully implement our business plan.

We anticipate that additional investments in and research and development spending will be required to scale our operations and increase productivity, to address the needs of our customers, to further develop and enhance our service, and to expand into new geographic areas.

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Our success will depend in part upon the ability of our senior management to manage our projected growth effectively. To do so, we must continue to increase the productivity of our existing employees and to hire, train and manage new employees as needed. To manage the expected growth of our operations and personnel, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. The additional investments we are making will increase our cost base, which will make it more difficult for us to offset any future revenue shortfalls by reducing expenses in the short term. If we fail to successfully scale our operations and increase revenue, we will be unable to execute our business plan.

If we are not able to develop enhancements and new features for our existing Benefits CRM Software, New CRM Platform and New Cannabis CRM Platform or acceptable new services that keep pace with technological developments, our business will be harmed.

If we are unable to develop enhancements to and new features for our existing services or acceptable new services that keep pace with rapid technological developments, our business will be harmed. The success of enhancements, new features and services depends on several factors, including the timely completion, introduction and market acceptance of the feature or edition. Failure in this regard may significantly impair our revenue growth. In addition, because our cloud-based services will be designed to operate on a variety of network hardware and software platforms using a standard browser, we will need to continuously modify and enhance our service to keep pace with changes in Internet-related hardware, software, communication, browser and database technologies. We may not be successful in either developing these modifications and enhancements or in timely bringing them to market. Furthermore, uncertainties about the timing and nature of new network platforms or technologies, or modifications to existing platforms or technologies, could increase our research and development expenses. Any failure of our services to operate effectively with future network platforms and technologies could reduce the demand for our services, result in customer dissatisfaction and harm our business.

Any failure to protect our intellectual property rights could impair our ability to protect our proprietary technology and our brand.

If we fail to protect our intellectual property rights adequately, our competitors might gain access to our technology, and our business might be harmed. In addition, defending our intellectual property rights might entail significant expense. Any of our intellectual property rights may be challenged by others or invalidated through administrative process or litigation. Accordingly, we may be unable to prevent third parties from infringing upon or misappropriating our intellectual property.

We might be required to spend significant resources to monitor and protect our intellectual property rights. We may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any litigation, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel.

Marketing our New CRM Platform and New Cannabis CRM Platform to customers internationally expose us to risks inherent in international sales.

Because we intend to promote our new platforms to users throughout the world, we are subject to risks and challenges that we would otherwise not face if we conducted our business only in Israel. The risks and challenges associated with marketing our platforms internationally include:

●	laws and business practices favoring local competitors;

●	compliance with multiple, conflicting and changing governmental laws and regulations, including employment, tax, privacy and data protection laws and regulations;

●	regional data privacy laws that apply to the transmission of our customers’ data across international borders;

●	foreign currency fluctuations;

●	different or lesser protection of our intellectual property; and

●	regional economic conditions, including the affect of general economic and financial market conditions in the markets in which we operate.

Any of these factors could negatively impact our business and results of operations.

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Evolving regulation of the Internet may affect us adversely.

As Internet commerce continues to evolve, increasing regulation both in Israel and abroad becomes more likely. For example, we believe increased regulation is likely in the area of data privacy, and laws and regulations applying to the solicitation, collection, processing or use of personal or consumer information could affect our customers’ ability to use and share data, potentially reducing demand for our solutions and restricting our ability to store, process and share data with our customers. In addition, taxation of services provided over the Internet or other charges imposed by government agencies or by private organizations for accessing the Internet may also be imposed. Any regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of Internet-based services, which could harm our business.

For example, the European Union has adopted a data privacy directive that requires member states to impose restrictions on the collection and use of personal data that, in some respects, are far more stringent, and impose more significant burdens on subject businesses, than previous privacy standards. All of these domestic and international legislative and regulatory initiatives may adversely affect our customers’ ability to collect and/or use demographic and personal information from their customers, which could reduce demand for our services. Many other jurisdictions have similar stringent privacy laws and regulations.

Our business is subject to changing regulations regarding corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the British Columbia Securities Commission, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded. Our efforts to comply with new and changing regulations are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, our business may be harmed.

Risks Related to Regulation of our New Cannabis Business

Our cannabis business will be dependent on our obtaining certain licences and certain GSP and GAP certifications (the “Good Practice Certifications”), which may prevent us from being able to carry on or expand our operations if these are not obtained or maintained.

Our Cannabis Farm and Indoor Cannabis Growing Facility will grow plants which contain substances which are classified as “controlled substances” in most jurisdictions. Controlled substances are subject to a high degree of regulation and, consequently, our operations will require government licences and approvals. Our ability to grow, cultivate, store, manufacture, distribute, export from, import to and sell medical cannabis and related products in Israel and any other country is dependent on our ability to obtain and maintain certain licences, approvals, permits or other authorizations from regulatory authorities in each relevant jurisdiction. To the extent such licences, permits and approvals are required and not obtained or maintained, we will be prevented from operating or expanding our Cannabis business.

Once obtained, in order to maintain our licences, we will be required to satisfy numerous ongoing reporting requirements. If we are found in breach of any such reporting requirements, we may have our licences revoked. One of the requirements to obtain and maintain our licences includes the Good Practice Certifications, which are contingent upon certain requirements and standards we must adhere to.

There can be no assurance that we will be able to obtain all of the licences or the necessary Good Practice Certifications required to operate our cannabis business as contemplated. In addition, if the necessary licenses and Good Practice Certificates are obtained, there is no guarantee that they will be extended or renewed when such extensions or renewals are required, or that they will be extended or renewed on the same or similar terms or in a timely fashion.

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Failure to adhere to applicable regulations, failure to comply with the requirements of our licences, or any failure to meet required quality standards or to maintain our Good Practice Certifications may result in possible sanctions including the revocation of our licences to operate our business, our suspension or expulsion from a particular market or jurisdiction, and the imposition of fines and censures.

Israeli Cannabis Laws are continually evolving and we cannot fully predict the impact of the compliance regime the MCU are implementing will have on our operations, or the implications of corresponding applicable regulatory regimes in other countries, particularly in Europe and other jurisdictions where we intend to market our products. Similarly, we cannot predict the time required to secure all appropriate regulatory approvals for our products in various applicable jurisdictions. We also cannot predict the time required to secure all appropriate regulatory approvals to conduct our clinical trials or the extent of testing and documentation that may be required by governmental authorities in such jurisdictions.

Further, once our products are approved, regulatory agencies have substantial authority to require additional testing and reporting, perform inspections, change product labeling or mandate withdrawals of our products. Failure to comply with these laws and regulations could subject us to regulatory or agency proceedings or investigations and could also lead to damage awards, fines and penalties. We may become involved in a number of government or agency proceedings, investigations and audits. The outcome of any regulatory or agency proceedings, investigations, audits, and other contingencies could subject us to liability, harm our reputation, require us to take, or refrain from taking, actions that could harm our operations or require us to pay substantial amounts of money. Defending against these lawsuits and proceedings could result in substantial costs and diversion of management’s attention. There can be no assurance that any pending or future regulatory or agency proceedings, investigations and audits will not result in substantial costs or a diversion of management’s attention and resources.

A change of ownership in the Company may require obtaining prior government approval.

The Company is in the process of securing approval for the transfer of the primary growing license to BYND Israel. Once this process is completed, in accordance with the rules and regulations of the MCU, the Company, as BYND Israel’s parent company, will need to notify and get approval for any transaction that results in a transfer of 5% or more of the Company to a third party (a “Transferee”). The responsibility of reporting of any such transaction is shared between the Company and the Transferee. For example, if the Company embarks on a capital raising transaction that results in an investor holding 5% or more of the Company’s equity, it will need to obtain the prior approval of the MCU. A Transferee who became a 5% holder other than by issuance of shares by the Company (whether or not the Company is aware of any such transaction) will bear the responsibility to report the acquisition to the MCU. The Company will review its shareholder list at least annually in preparation of its annual meeting of shareholders to ascertain whether any person has accumulated in excess of 5% equity ownership. It will collaborate with such person to obtain the requisite approval from the MCU. Nevertheless, if a third party fails to report a transaction that results in the acquisition of a 5% interest in the Company without its knowledge, the MCU may take action against such person and, possibly, BYND Israel. Any MCU action against the Company or BYND Israel may result in severe consequences for the Company, including possible annulment of the primary growing license held by BYND Israel. If that were to occur, our business will be seriously harmed.

Risks Related to Establishing our Cannabis Farm and Operation of our Cannabis Business

We must raise additional capital before we can begin construction of the Cannabis Farm and Indoor Cannabis Growing Facility.

While the Cannabis Farm design work and application for permits has commenced, the Company does not have sufficient resources to fully fund the construction of the Cannabis Farm and our ability to construct the Cannabis Farm as planned will depend on our ability to obtain additional external financing. Any unexpected costs, problems or delays could severely impact our ability to construct the Cannabis Farm as planned. Our access to financing is always uncertain.

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We must rely on third party contractors to develop and construct the Cannabis Farm and Indoor Cannabis Growing Facility.

The Company is dependent on the performance of third party contractors for the development and construction of its Cannabis Farm and Indoor Cannabis Growing Facility and as a result, the Company may suffer delays or fail to achieve expected result. Specific risks include:

●	failure by such third party contractors in performing their contractual obligations;
●	insolvency of such third party contractors;
●	the inability of the third party contractors to retain key members of staff;
●	fraud or misconduct by an officer, employee or agent of a third party contractor;
●	disputes between the Company and third party contractors, which may increase the Company’s costs and require the time and attention of the Company’s management;
●	construction defects; and
●	liability of the Company for the actions of the third party contractors.

If third party contractors fail to successfully perform the services for which they have been engaged, either as a result of their own fault or negligence, or due to the failure of the Company or its subsidiaries to properly supervise any such contractor, the ability to complete the Cannabis Farm on schedule and within forecasted costs could be adversely impacted and this could have a Material Adverse Effect on the Company’s Cannabis Farm business, financial condition, results of operations and prospects.

We face risks inherent in an agricultural business, and an inability to grow crops successfully will interrupt our business activities.

Our Cannabis Farm business will involve the growing of cannabis for medical purposes, which is an agricultural product. As such, the business is subject to the risks inherent in the agricultural business. Adverse weather conditions represent a significant operating risk to us, affecting quality and quantity of production and the levels of farm inputs. Other related risks include but are not limited to the following which may create crop failures and supply interruptions for us: (i) potential insect, fungal and weed infestations resulting in crop failure and reduced yields; (ii) disease spread, hazards and pests; (iii) crop-raiding, sabotage or vandalism; and (iv) any future climate change with a potential shift in weather patterns leading to droughts and associated crop losses. There can be no assurance that natural elements, such as insects and plant diseases, will not interfere with our crop growth.

Due to regulatory restrictions, we may also encounter difficulties with the importation of raw materials and seeds and other materials required to maintain our cultivation facilities. As our operations expand, we also face the risk of delays in acquiring the necessary equipment and supplies to support the expansion of our greenhouses and other cultivation areas. As a result, we may be unable to achieve our production targets.

Further, we may not be able to maintain or obtain permits for our farmland to support production levels or sustained accelerated growth. Even if a sufficient amount of farmland with the requisite permits is available, it may not be available on acceptable economic terms. Inability to ensure our farmland is operational could negatively affect our ability to conduct our operations or to expand.

We will be relying on one key facility, and disruption of operations at this facility could significantly interfere with our ability to continue our product testing, development and production activities.

Our operations will initially be limited to a single Cannabis Farm or an Indoor Cannabis Growing Facility in Israel. We could be adversely affected by changes or developments affecting our Cannabis Farm, including but not limited to changes to zoning laws, facility design errors, environmental pollution, non-performance by third party contractors, increases in materials or labour costs, labour disputes or disruptions, inability to attract sufficient numbers of qualified workers, productivity inefficiencies, equipment or process failures, production errors, disruption in the supply of energy and utilities, a breach of security, failure of heating and cooling systems or electrical delivery systems, and/or catastrophic events such as wars, terrorist attacks, accidents, fires, explosions, earthquakes or storms. Any breach of the security measures and other facility requirements, including any failure to comply with recommendations or requirements arising from inspections by the Israeli Police and the MCU (including agents thereof), could also have an impact on our ability to continue operating under MCU licences or the prospect of renewing our licences.

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The success of our branded medical cannabis products business will depend on the success of the cannabis product candidates we develop.

To date, we have not developed any medical cannabis products, and we do not expect to generate revenue from any cannabis products that we develop for at least several years. Once new products are developed, there is no guarantee that there will be a sufficient demand for our products to justify the manufacturing of those products on a commercial scale.

We rely on key components of our production and distribution process, such as energy and third-party producers and distributors, and a disruption in the availability of those key components, or in increase in their cost, could adversely impact our business.

Our business is dependent on a number of key inputs and their related costs including raw materials and supplies related to our growing operations, as well as electricity, water and other utilities. Our medical cannabis growing operations consume considerable energy, making us vulnerable to rising energy costs. Any significant interruption, price increase or negative change in the availability or economics of required materials and supplies and, in particular, rising or volatile energy costs, could adversely affect us.

In addition, our operations would be significantly disrupted by a prolonged power outage. Our ability to compete and grow cannabis is dependent on having access, at a reasonable cost and in a timely manner, to electricity, labor, equipment, parts and components. No assurances can be given that we will be successful in maintaining our required supply of labour, equipment, parts and components.

We may rely on third parties, farmers and agriculturalists to cultivate some of the cannabis we use. There is no assurance that cannabis provided by such farmers and agriculturalists will not be limited, interrupted, restricted in certain geographic regions, be of satisfactory quality or be delivered in a timely manner.

Cannabis products are perishable and we will depend on fast and efficient third-party transportation services to distribute our products. Any prolonged disruption of third-party transportation services could have an adverse effect on us. Rising costs associated with the third-party transportation services used by us to ship our products may also adversely impact our business and our ability to operate profitably.

Given the nature of our products, security of the product during transportation to and from our facilities is a significant priority. Any breach of the security measures during transport or delivery, including any failure to comply with recommendations or requirements of the MCU, could have an impact on our ability to continue operating under our GSP certification, our licences or the prospect of renewing our licences.

Our suppliers, service providers and distributors may elect, at any time, to breach or otherwise cease to participate in supply, service or distribution agreements, or other relationships, on which our operations rely.

Manufacturing difficulties, disruptions or delays could limit supply of our products and limit our product sales. Producing cannabis products is difficult, complex and highly regulated.

We do not intend to directly manufacture or distribute any of our medical cannabis products and will rely on third parties to do so and there is no guarantee that we will be able to engage such parties on favorable terms or at all. Our ability to adequately and timely manufacture and supply our medical cannabis products is entirely dependent on the uninterrupted and efficient operation of their facilities, which may be impacted by: availability of power, capacity of manufacturing facilities; contamination by microorganisms or viruses, or foreign particles from the manufacturing process; compliance with regulatory requirements, including the potential shut down of our facilities by regulators for non-compliance; timing and actual number of production runs and production success rates and yields; updates of manufacturing specifications; contractual disputes with our suppliers and contract manufacturers; timing and outcome of product quality testing, which may result in the write-off of failed batches; and/or breakdown, failure, substandard performance or improper installation or operation of equipment and electricity fallouts. If the efficient manufacture and supply of our medical cannabis products is interrupted, we may experience delayed shipments, obsoletion of products, delays in our clinical trials, supply constraints, stock-outs, adverse event trends, contract disputes and/or recalls of our products. If we are at any time unable to provide an uninterrupted supply of our products to patients, patients may elect to use, or physicians may elect to prescribe, competing therapeutics instead of our products, which could have a Material Adverse Effect on the Company’s product sales, business and results of operations.

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We are subject to environmental, health and safety regulations and risks, which may subject us to liability under environmental laws.

Our operations are subject to environmental and health and safety regulation in the various jurisdictions in which we operate. These regulations mandate, among other things, the maintenance of air and water quality standards and impose requirements for land reclamation. They also set forth limitations on the emissions and discharges to water, air and land, the generation, handling, transportation, storage and disposal of solid and hazardous waste, and employee health and safety. We believe that environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. Changes in environmental or employee health and safety laws or more vigorous enforcement thereof could require extensive changes to our operations or give rise to material liabilities.

Failure to comply with applicable laws, regulations and permitting requirements may result in fines or other enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and require us to take corrective measures including significant additional capital expenditures for installation of additional equipment. We may also be required to compensate those suffering environmental loss or damage by reason of our operations and may have civil or criminal fines or penalties imposed on us for violations of applicable environmental laws or regulations.

We are dependent on the success of our quality control systems, which may fail, and cause a disruption of our business and operations.

The quality and safety of our products are critical to the success of our business and operations. As such, it is imperative that our (and our service providers’) quality control systems operate effectively and successfully. Quality control systems can be negatively impacted by the design of the quality control systems, the quality training program, and adherence by employees to quality control guidelines. Any significant failure or deterioration of such quality control systems could require us to suspend our product development and sales activities.

An inability to renew our leases, or a renewal of our leases with a higher rental rate, may disrupt our operations or increase our operating costs.

We may be unable to renew or maintain our leases (commercial, real property or farmland) on commercially acceptable terms or at all. In addition, in the event of non-renewal of any of our leases, we may be unable to locate suitable replacement properties for our facilities or we may experience delays in relocation that could lead to a disruption in our operations. In Israel, we do not have the option to purchase land now or in the future due to government land ownership regulations. Consequently, we will always be subject to lease/tenant risks at our facility or any other location to which we may expand in Israel.

Risks Related to Public Perception of Cannabis

Unfavourable publicity or unfavourable consumer perception of us or cannabis generally may constrain our sales and revenue.

We believe the cannabinoid industry is highly dependent upon consumer perception regarding the safety, efficacy, and quality of the products. Consumer perception of our products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention, and other publicity regarding the consumption of cannabinoids. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favourable to the cannabinoid market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention, or other publicity that are perceived as less favourable than, or that question, earlier research reports, findings or publicity could reduce the demand for our products.

Adverse publicity reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products legally, appropriately or as directed.

In addition, since our products in development contain controlled substances, their regulatory approval may generate public controversy. Political and social pressures and adverse publicity could lead to delays in approval of, and increased expenses for our products in development. These pressures could also limit or restrict the introduction and marketing of our products in development.

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Adverse publicity from cannabis misuse or adverse side effects from cannabis or other cannabinoid products may adversely affect the commercial success or market penetration achievable for our products. The nature of our business attracts a high level of public and media interest, and in the event of any resultant adverse publicity, our reputation may be harmed. Furthermore, in jurisdictions where our products are classified as “controlled substances”, they may be subject to import/export and research restrictions that could delay or prevent the development of our products in those jurisdictions.

Risks Related to Cannabis Product Liability

We face the risk of exposure to product liability claims, regulatory action and litigation if our products cause loss or injury.

As a producer of products designed to be ingested by humans, we face a risk of exposure to product liability claims, regulatory action and litigation if our products cause, or are alleged to have caused, significant loss or injury. In addition, the manufacture and sale of cannabis products involve the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of cannabis products alone or in combination with other medications or substances could occur. We may be subject to various product liability claims, including, among others, that the products produced by us caused injury or illness, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances.

We may not be able to obtain insurance coverage for all of the risks we face, exposing us to potential uninsured liabilities.

A product liability claim or regulatory action against us could result in increased costs and could adversely affect our reputation with our clients and consumers generally. There can be no assurance that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products.

While we intend to maintain insurance to protect our assets, operations and employees, any such insurance coverage will be subject to coverage limits and exclusions and may not be available for the risks and hazards to which we are exposed. In addition, there is no assurance that such insurance will be renewed and that it will be adequate to cover our liabilities, including potential product liability claims, or will be generally available in the future or, if available, that premiums will be commercially justifiable. Further, there is no assurance that that our insurer will remain solvent or willing to continue providing insurance coverage with sufficient limits or at a reasonable cost; or, that any insurer will not dispute coverage of certain claims due to ambiguities in the policies. The availability of insurance, surety bonds, letters of credit and other forms of financial assurance is affected by our insurers’, sureties’ and lenders’ assessment of our risk and by other factors outside of our control such as general conditions in the insurance and credit markets. If we were to incur substantial liabilities in excess of policy limits or at a time when we were not able to obtain adequate liability insurance on commercially reasonable terms, our business, results of operations and financial condition could be adversely affected to a material extent. In addition, negative publicity associated with any claims, regardless of the claim’s merit, may decrease the future demand for our products.

If any of the products that we produce or intend to produce are recalled due to an alleged product defect or for any other reason, we could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall.

All product producers are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. We may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all.

In addition, a product recall may require significant attention from our management. There can be no assurance that any quality, potency, or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action, or lawsuits. Additionally, if one of the products produced by us were subject to recall, our image and the image of that product (and other products sold by us) could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for our products. Additionally, product recalls may lead to increased scrutiny of our operations by regulatory authorities, requiring further attention by our management and potential legal fees and other expenses.

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Risks Related to our EZ-G Device Business

We have never generated any revenue from EZ-G Device sales and may never be profitable.

We have never generated any revenue from the EZ-G Device sales. Our ability to generate revenue and achieve profitability depends on our ability, alone or with strategic collaboration partners, to successfully complete the development of, and obtain the regulatory and marketing approvals necessary to commercialize, the EZ-G Device. We do not anticipate generating revenue from product sales for at least the next twelve months.

The EZ-G Device May Contain Errors or Defects, which Could Result in Damage to Our Reputation, Lost Revenues, Diverted Development Resources and Increased Service Costs, Warranty Claims and Litigation.

The EZ-G Device is complex and must meet stringent requirements. We expect to warrant that our products will be free of defect. We must develop our products, including the software associated with these products, quickly to stay ahead of potentially competing products. Products as sophisticated as ours could contain undetected errors or defects, especially when first introduced or when new models or versions are released. In general, our products may not be free from errors or defects after commercial shipments have begun, which could result in damage to our reputation, lost revenues, diverted development resources, increased customer service and support costs and warranty claims which could harm our business, results of operations and financial condition.

The complex nature of the EZ-G Device increases the likelihood that our products will contain defects.

The EZ-G Device is complex and may contain defects when first introduced into the market and as new versions are released. Delivery of products with manufacturing defects or reliability or quality problems could significantly delay or hinder market acceptance of our products, which in turn could damage our reputation and adversely affect our ability to retain our existing customers and to attract new customers. Correcting these production problems may require us to expend significant amounts of capital and other resources. We cannot give you any guarantee that our products will be free from errors or defects after we start commercial production. If there are product errors or defects, this will result in additional development costs, loss of or delays in market acceptance of the EZ-G Device, diversion of technical and other resources from our other development efforts, increased product repair or replacement costs, or the loss of credibility with our current and prospective customers, which may have a negative impact upon our financial performance or status as a going concern.

Risks Related to Management and Personnel

We rely on our management and need additional key personnel to grow our business, and the loss of key employees or inability to hire key personnel could harm our business.

We believe our success has depended, and continues to depend, on the efforts and talents of our executives and employees, including our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”). Our future success depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees. Qualified individuals are in high demand, and we may incur significant costs to attract and retain them. In addition, the loss of any of our senior management or key employees could materially adversely affect our ability to execute our business plan and strategy, and we may not be able to find adequate replacements on a timely basis, or at all. We do not maintain key person life insurance policies on any of our employees.

In addition, we are subject to a variety of business risks generally associated with growing companies, including capacity constraints and pressure on our internal systems and controls. Our ability to manage growth effectively will require us to continue to implement and improve our operational and financial systems and to expand, train and manage our employee base. Future growth and expansion could place significant strain on our management personnel and likely will require us to recruit additional management personnel.

There can be no assurance that we will be able to manage our expanding operations (including any acquisitions) effectively, that we will be able to sustain or accelerate our growth or that such growth, if achieved, will result in profitable operations, that we will be able to attract and retain sufficient management personnel necessary for continued growth, or that we will be able to successfully make strategic investments or acquisitions.

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Our senior management team has limited experience managing a public company, and regulatory compliance may divert its attention from the day-to-day management of our business and will increase our expenses.

Most of individuals who now constitute our senior management team have limited experience managing a publicly-traded company and limited experience complying with the increasingly complex laws pertaining to public companies compared to senior management of other publicly-traded companies. Our senior management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under Canadian and U.S. securities laws. In particular, these new obligations will require substantial attention from our senior management and could divert their attention away from the day-to-day management of our business.

We expect to incur significant accounting, legal, insurance and other expenses as a result of being a public company, which could cause our results of operations and financial condition to suffer. Compliance with applicable securities laws in the United States, Canada and the rules of the CSE and Nasdaq substantially increase our expenses, including our accounting and legal costs.

Furthermore, compliance with applicable securities laws and regulations makes some activities more time-consuming and costlier. Reporting obligations as a public company and our anticipated growth may place a strain on our financial and management systems, processes and controls, and on our personnel. Furthermore, we expect that compliance with the laws, rules and regulations that public companies are subject to will make it more expensive for us to obtain director and officer liability insurance, and may require us to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as officers.

We may become subject to liability arising from any fraudulent or illegal activity by our employees, contractors and consultants.

We are exposed to the risk that our employees, independent contractors and consultants may engage in fraudulent or other illegal activity. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violates: (i) government regulations; (ii) manufacturing standards; (iii) federal and provincial healthcare fraud and abuse laws and regulations; or (iv) laws that require the true, complete and accurate reporting of financial information or data. It is not always possible for us to identify and deter misconduct by our employees and other third parties, and the precautions taken by us to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could result in the imposition of civil, criminal and administrative penalties, damages, monetary fines or contractual damages on us, reputational harm, diminished profits and future earnings, and curtailment of our operations.

Risks Related to Our Subsidiaries’ Status as Israeli Companies

All of our material operations are located in Israel and, therefore, our business and operations may be adversely affected by political, economic and military conditions in Israel.

All of our material operations are located in Israel. In addition, certain of our key employees and directors and officers are residents of Israel. Accordingly, political, economic and military conditions in the Middle East in general, and in Israel in particular, may directly affect our business, product development and results of operations, and we may be adversely affected by a significant increase in the rate of inflation or a significant downturn in economic or financial conditions in Israel, or a weakening of the role of the Israeli judiciary.

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Since the State of Israel was established in 1948, a number of armed conflicts have occurred between Israel and its neighboring countries, and since 2000, there have been increasing occurrences of terrorist violence. In recent years, hostilities between Israel and Hezbollah in Lebanon (and Syria) and Hamas in the Gaza Strip have both involved missile strikes in various parts of Israel causing disruption of economic activities. This violence has strained Israel’s relationship with its Arab citizens, Arab countries and, to some extent, with other countries around the world. Our corporate headquarters and principal research and development activities are located in the range of missiles that could be fired from Lebanon, Syria or the Gaza Strip into Israel. In addition, Israel faces threats from more distant neighbors, in particular, Iran (which is believed to be an ally of Hamas in Gaza and Hezbollah in Lebanon). Any armed conflicts involving Israel or in the region or any political instability in the region, including acts of terrorism as well as cyberattacks or any other hostilities involving or threatening Israel, would likely negatively affect business conditions and could make it more difficult for us to conduct our operations in Israel, which could increase our costs and adversely affect our financial results. In addition, the political and security situation in Israel may result in parties with whom we have agreements involving performance in Israel claiming that they are not obligated to perform their commitments under those agreements pursuant to force majeure provisions in such agreements. Our commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East, such as damages to our facilities resulting in disruption of our operations. Although the Israeli government is currently committed to covering the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained, or if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on the Company’s business. Any armed conflict involving Israel could adversely affect our operations and results of operations.

Several countries, principally in the Middle East, as well as certain companies, organizations and movements, restrict their commercial activities with Israel or Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies. In addition, there have been increased efforts by activists to cause companies and consumers to boycott Israeli goods based on Israeli government policies. Similarly, Israeli companies are subject to limitations while conducting business with entities from several countries. Such business restrictions and boycotts, particularly if they become more widespread, may materially and adversely impact our ability to sell our products and the expansion of our business. We could be adversely affected by the interruption or curtailment of trade between Israel and its trading partners.

Strikes and work stoppages in Israel and the obligations of our personnel to perform military service may prevent us from continuing our research, development, growing and marketing activities.

Strikes and work stoppages occur relatively frequently in Israel. If Israeli trade unions threaten additional strikes or work stoppages and such strikes or work stoppages occur, these may, if prolonged, have a Material Adverse Effect on the Israeli economy and on our business, including our ability to deliver products to our customers in a timely manner.

Our operations could be disrupted by the obligations of some of our personnel to perform military service. Certain of our employees in Israel, generally males, including executive officers, may be called upon to perform obligatory military reserve service on an annual basis until they reach the age of 40 (and in some cases, up to age 49) and, in certain emergency circumstances, may be called to immediate and prolonged active duty on very short notice. Our operations could be disrupted by the absence for military service for extended periods of a significant number of our employees. Such disruption could materially and adversely affect our business and results of operations.

Service of process upon and enforcing a Canadian or U.S. judgment against us and our current executive officers and directors, or asserting Canadian or U.S. securities law claims in Israel, may be difficult.

As a corporation headquartered in Israel, service of process upon us and upon our directors and officers and any Israeli experts named herein, most of whom reside outside of Canada and the United States, may be difficult from within Canada or the United States. Furthermore, because a majority of our assets and most of our directors, officers and such Israeli experts are located outside of Canada and the United States, any judgment obtained in Canada or the United States against us or any of them may be difficult to collect within Canada and the United States and may not be enforced by an Israeli court.

We have been informed by our legal counsel in Israel that it may be difficult to assert Canadian securities laws claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of Canadian securities laws on the basis that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not Canadian law is applicable to the claim. There is little binding case law in Israel addressing these matters. If Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

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Risks Related to Electronic Security

We may experience breaches of security at our facilities or in respect of information systems, electronic documents and data storage.

We have and will continue to enter into agreements with third parties for hardware, software, telecommunications and other information technology (“IT”) services in connection with our operations. Our operations depend, in part, on how well we and our suppliers protect networks, equipment, IT systems and software against damage from a number of threats, including, but not limited to, cable cuts, damage to physical plants, natural disasters, terrorism, fire, power loss, hacking, computer viruses, vandalism and theft. Our operations also depend on the timely maintenance, upgrade and replacement of networks, equipment, IT systems and software, as well as pre-emptive expenses to mitigate the risks of failures. Any of these and other events could result in information system failures, delays and/or increase in capital expenses.

We have not experienced any material losses to date relating to cyberattacks or other information security breaches, but there can be no assurance that we will not incur any such losses in the future. Our risk and exposure to these matters cannot be fully mitigated because of, among other things, the evolving nature of these threats. As a result, cyber security and the continued development and enhancement of controls, processes and practices designed to protect systems, computers, software, data and networks from attack, damage or unauthorized access is a priority. As cyber threats continue to evolve, we may be required to expend additional resources to continue to modify or enhance protective measures or to investigate and remediate any security vulnerabilities.

Certain of our marketing practices rely upon e-mail, social media and other means of digital communication to communicate with consumers on our behalf. We may face risk if our use of e-mail, social media or other means of digital communication is found to violate applicable laws. We post our privacy policy and practices concerning the use and disclosure of user data on our websites. Any failure by us to comply with its posted privacy policy or other privacy-related laws and regulations could result in proceedings which could potentially harm our business. In addition, as data privacy and marketing laws change, we may incur additional costs to ensure we remain in compliance. If applicable data privacy and marketing laws become more restrictive at the international, federal, provincial or state levels, our compliance costs may increase, our ability to effectively engage customers through personalized marketing may decrease, our investment in our e-commerce platform may not be fully realized, our opportunities for growth may be curtailed by our compliance burden and the potential for reputational harm or liability for security breaches may increase.

Risks Related to Ownership of Our Common Shares and Warrants

The Company is a holding company

The Company is a holding company and essentially all of its assets are the capital stock of its subsidiaries. As a result, investors in the Company are subject to the risks attributable to its subsidiaries, Zigi Carmel, BYND Israel, and its subsidiaries. As a holding company, the Company conducts substantially all of its business through its subsidiaries, which generate or are expected to generate substantially all of its revenues. Consequently, the Company’s cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of its subsidiaries and the distribution of those earnings to the Company. The ability of these entities to pay dividends and other distributions will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such companies and contractual restrictions contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of the Company’s subsidiaries, holders of indebtedness and trade creditors may be entitled to payment of their claims from the assets of those subsidiaries before the Company.

The market price of our Common Shares may be volatile, which could result in substantial losses for investors.

The price of the Common Shares will fluctuate with market conditions and other factors, and it may decline. If a holder of Common Shares sells its Common Shares, the price received may be more or less than the original investment. Some of the factors that may cause the market price of our Common Shares to fluctuate include:

●	market perception of the investment opportunity presented by companies in the cannabis business;
●	actual or anticipated fluctuations in our quarterly results of operations;

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●	recommendations by securities research analysts;
●	changes in the economic performance or market valuations of companies in the industries in which we operate;
●	addition or departure of our executive officers and other key personnel;
●	sales or perceived sales of additional Common Shares;
●	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving us or our competitors;
●	operating and share price performance of other companies that investors deem comparable to us fluctuations to the costs of vital production materials and services;
●	changes in global financial markets and global economies and general market conditions, such as interest rates and pharmaceutical product price volatility;
●	operating and share price performance of other companies that investors deem comparable to the Company or from a lack of market comparable companies; and
●	news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in our industry or target markets.

In particular, companies in the cannabis industry have experienced significant volatility in recent years, potentially due to the recentness of public trading of securities of cannabis companies, limited supply of investment opportunities, short-selling activity and rapidly changing regulatory developments. As well, certain institutional investors may base their investment decisions on market perceptions of the cannabis industry or on consideration of our environmental, governance and social practices and performance against such institutions’ respective investment guidelines and criteria, and failure to satisfy such criteria may result in limited or no investment in the Common Shares by those institutions, which could materially adversely affect the trading price of the Common Shares. There can be no assurance that fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue for a protracted period of time, our operations and the trading price of the Common Shares may be materially adversely affected.

Our officers, directors and principal shareholders collectively control, directly or indirectly, approximately 65% of the voting power and interests in our outstanding Common Shares. Subsequent sales of our Common Shares by these shareholders, or the market perception that holders of a large number of Common Shares intend to sell Common Shares, could have the effect of lowering the market price of our Common Shares. Further, the perceived risk associated with the possible sale of a large number of Common Shares by these shareholders, or the adoption of significant short positions by hedge funds or other significant investors, could cause some of our shareholders to sell their Common Shares, thus causing the market price of our Common Shares to decline. In addition, actual or anticipated downward pressure on our stock price due to actual or anticipated sales of Common Shares by our officers, directors or Principal Securityholders could cause other institutions or individuals to engage in short sales of the Common Shares, which may further cause the market price of our Common Shares to decline.

From time to time our directors and executive officers may sell Common Shares on the open market. These sales will be publicly disclosed in filings made with securities regulators. In the future, our directors and executive officers may sell a significant number of Common Shares for a variety of reasons unrelated to the performance of our business. Our shareholders may perceive these sales as a reflection on management’s view of the business and result in some shareholders selling their Common Shares. These sales could cause the market price of our Common Shares to decline. Any decline in the market price of Common Shares may also impede our ability to raise additional capital and might cause remaining holders of Common Shares to lose all or part of their investment.

There are risks associated with the potential dilution of our Common Shares.

The Company will need to raise additional funds to construct the Cannabis Farm and Indoor Cannabis Growing Facility and might also, in future, require further additional capital for other purposes, including by issuing equity securities. Such equity securities could contain rights and preferences superior to those of the holders of Common Shares will have no pre-emptive rights in connection with such further issues. The Company’s board of directors has the discretion to determine if an issuance of equity securities is warranted, the price at which such issuance is effected and the other terms of issue of any equity securities, including Common Shares or equity securities convertible into Common Shares. To the extent holders of our options or other convertible securities convert or exercise their securities and sell the Common Shares they receive, the trading price of the Common Shares may decrease due to the additional number of Common Shares available in the market. Such additional equity issuances could, depending on the price at which such securities are issued, substantially dilute the interests of the holders of Common Shares. In addition, we cannot predict the size of future issuances of our equity securities, including Common Shares, or the effect, if any, that future issuances and sales of our equity securities, including Common Shares will have on the market price of our Common Shares. Sales of substantial amounts of our Common Shares, or the perception that such sales could occur, may adversely affect prevailing market prices for our Common Shares.

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As a foreign private issuer, we are permitted, and intend, to follow certain home country corporate governance practices instead of otherwise applicable Nasdaq requirements, and we will not be subject to certain U.S. securities laws including, but not limited to, U.S. proxy rules and the filing of certain Exchange Act reports.

As a foreign private issuer, we will be permitted, and intend, to follow certain home country corporate governance practices instead of those otherwise required by the Nasdaq Stock Market for domestic U.S. issuers. Following our home country governance practices as opposed to the requirements that would otherwise apply to a U.S. company listed on The Nasdaq Global Market may provide less protection to you than what is accorded to investors under the listing rules of Nasdaq applicable to domestic U.S. issuers.

As a foreign private issuer, we will be exempt from the rules and regulations under the Securities Exchange Act of 1934, or the Exchange Act, related to the furnishing and content of proxy statements, including the applicable compensation disclosure requirements. Nevertheless, pursuant to regulations promulgated under Canadian law, we are required to disclose in the context of sending an information circular to shareholders all compensation paid, payable, awarded, granted, given or otherwise provided, directly or indirectly, by the issuer, or a subsidiary of the issuer, to each Named Executive Officer (as such term is defined in the Instrument) and director, in any capacity, including, for greater certainty, all plan and non-plan compensation, direct and indirect pay, remuneration, economic or financial award, reward, benefit, gift or perquisite paid, payable, awarded, granted, given, or otherwise provided to the NEO or director for services provided, directly or indirectly, to the issuer or a subsidiary of the issuer. Such disclosure will not be as extensive as that required of a U.S. domestic issuer. Our officers, directors and principal shareholders will also be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file reports and financial statements with the SEC as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act and we will be exempt from filing quarterly reports with the SEC under the Exchange Act. Moreover, we will not be required to comply with Regulation FD, which restricts the selective disclosure of material information, although we intend to voluntarily adopt a corporate disclosure policy substantially similar to Regulation FD. These exemptions and leniencies will reduce the frequency and scope of information and protections to which you may otherwise have been eligible in relation to a U.S. domestic issuer.

We would lose our foreign private issuer status if a majority of our shares are owned by U.S. residents and a majority of our directors or executive officers are U.S. citizens or residents or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer may be significantly higher. If we are not a foreign private issuer, we will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. We may also be required to modify certain of our policies to comply with accepted governance practices associated with U.S. domestic issuers. Such conversion and modifications will involve additional costs. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers.

We are an emerging growth company and the reduced disclosure requirements applicable to emerging growth companies may make our Common Shares less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements that are applicable to other public companies that are not emerging growth companies.

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For as long as we remain an emerging growth company we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not “emerging growth companies.” These exemptions include:

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	Section 107 of the JOBS Act, which provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to delay such adoption of new or revised accounting standards. As a result of this adoption, our financial statements may not be comparable to companies that comply with the public company effective date;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest of: (i) the last day of our fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the date on which we have, during the previous three-year period, issued more than US$1.0 billion in non-convertible debt; or (iii) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act. We have opted out of the extended transition period made available to emerging growth companies to comply with newly adopted public company accounting requirements.

When we are no longer deemed to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. We cannot predict if investors will find our Common Shares less attractive as a result of our reliance on exemptions under the JOBS Act. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and our share price may be more volatile.

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The conditions to the Israeli Tax Pre-Ruling could influence decisions of the Company’s directors and officers.

The Israeli Tax Pre-Ruling was obtained primarily to permit the BYND Israel Shareholders to complete the Share Exchange Transaction without incurring any immediate tax liability in Israel, as a result of their selling their BYND Israel Shares to the Company. Instead, the Israeli Tax Pre-Ruling permits the BYND Israel Shareholder to defer payment of any Israeli taxes until such time as he or she later sells Consideration Shares. However, the Israeli Tax Pre-Ruling also provides that the BYND Israel Shareholders could lose this tax deferral and become subject to immediate taxation in Israel, if the Company were to undertake certain transactions within the two year period following Business Combination Closing Date. Such transactions would include: (i) any transaction (or series of transactions) which result in the BYND Israel Shareholders owning less than 25% of the Company’s outstanding Common Shares, (ii) the sale by the Company, of any of the BYND Israel Shares, or (iii) the failure of BYND Israel to continue to operate its business as presently conducted (i.e., its main economic activity). As a result, the directors or officers of the Company who sold BYND Israel Shares to the Company in connection with the Share Exchange Transaction, may be reluctant to support any decisions during the two year period following the Business Combination Closing Date, which would result in their becoming subject to immediate taxation in Israel.

The Company’s directors and officers control a large percentage of the Company’s issued and outstanding Common Shares and as a result, may have the ability to control or influence matters affecting the Company and its business.

The Company’s directors and officers own 24,591,438 Common Shares representing approximately 65% of all issued Common Shares. As a result, the Company’s directors and officers (or Affiliates thereof), will have significant influence over the Company and its affairs. As long as the Company’s directors and officers (or Affiliates thereof), collectively own or control greater than 20% of the Company’s outstanding Common Shares, the Company’s directors and officers will have the ability to exercise substantial control over all corporate actions requiring shareholder approval, irrespective of how our other shareholders may vote. This control may include the election and removal of directors, the size of the board of directors, any amendment to the Company’s Articles, or the approval of any significant corporate transaction, including a sale of substantially all of our assets. Additionally, the interests of the Company’s directors and officers may not align with the interests of the Company’s other shareholders.

Cannabis remains illegal under U.S. federal law, and enforcement of cannabis laws could change.

Cannabis is a Schedule I controlled substance pursuant to the United States Controlled Substances Act (21 U.S.C. § 811) (the “CSA”) and is illegal under U.S. federal law. Even in those states in which the use of cannabis has been legalized, its use, cultivation, sale and distribution remains a violation of federal law. We are not currently engaged in the cannabis industry in the United States, either directly or indirectly. Nevertheless, as a result of the federal prohibition on cannabis related business activities, certain companies, including banks and investment firms may be reluctant to do business with us, including investing in our company or buying and selling our securities.

Unless and until the United States Congress amends the CSA with respect to cannabis (and the President approves such amendment), there is a risk that federal authorities may enforce current federal law. Any person connected to the cannabis industry in the United States may be at risk of federal criminal prosecution and civil liability in the United States. Any investments may be subject to civil or criminal forfeiture and total loss.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about us or our business, our trading price and volume could decline.

The trading market for our Common Shares will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence covering us, the trading price for our Common Shares would be negatively impacted. If we obtain securities or industry analyst coverage and one or more of the analysts who cover us downgrade our Common Shares or publish inaccurate or unfavorable research about our business, or more favorable relative recommendations about our competitors, our trading price may decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our Common Shares could decrease, which could cause our trading price and volume to decline.

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We may not be able or willing to pay any dividends.

No dividends on the Common Shares have been paid to date and there is no assurance as to whether we will be profitable enough to pay dividends, or determine to do so even if sufficiently profitable. We anticipate that, for the foreseeable future, we will retain future earnings and other cash resources for the operation and development of our business. Payment of any future dividends will be at the discretion of the board of directors after considering many factors, including our earnings, operating results, financial condition, current and anticipated cash needs, and restrictions in financing agreements. Our ability to pay dividends is subject to our future financial. Our board of directors must also approve any dividends at their sole discretion. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividends.

The valuation of our assets is subject to certain assumptions and estimates.

As required by IFRS, we measure the value of our biological assets (consisting of cannabis plants) using the income approach at fair value less costs to sell up to the point of harvest. As market prices are generally not available for biological assets while they are growing, we are required to make assumptions and estimates relating to, among other things, expected harvest yields, selling prices and costs to sell. The assumptions and estimates used to determine the fair value of biological assets, and any changes to such prior estimates, directly affect our reported results of operations. If actual yields, prices, costs, market conditions or other results differ from our estimates and assumptions, there could be material adjustments to our results of operations.

The Warrants included in the Units and are expected to be listed on Nasdaq separately upon the pricing of this offering, and may provide investors with an arbitrage opportunity that could adversely affect the trading price of our Common Shares.

Because the Units will never trade as a unit, and the Warrants are expected to be traded on Nasdaq, investors may be provided with an arbitrage opportunity that could depress the price of our Common Shares.

The Warrants are speculative in nature.

Except as otherwise set forth therein, the Warrants offered in this offering do not confer any rights of Common Share ownership on their holders, such as voting rights, but rather merely represent the right to acquire Common Shares at a fixed price for a limited period of time. There can be no assurance that the market price of our Common Shares will ever equal or exceed the exercise price of the Warrants offered by this prospectus. In the event that our Common Shares price does not exceed the exercise price of such Warrants during the period when such Warrants are exercisable, the Warrants may not have any value.

There is no established market for the Warrants being offered in this offering.

There is no established trading market for the Warrants offered in this offering. Although we intend to apply to list the Warrants on Nasdaq there can be no assurance that there will be an active trading market for the Warrants. Without an active trading market, the liquidity of the Warrants will be limited.

Risks Related to Exchange Rate

Exchange rate fluctuations between the Canadian dollar, the U.S. dollar, the New Israeli Shekel, the Euro and other foreign currencies may negatively affect our future revenues.

We will be exposed to the financial risk related to the fluctuation of foreign exchange rates. We generate substantially all of our revenues in NIS and United States dollars, including executive compensation, employee salaries and payments to service providers in Israel. The majority of our operating expenses are incurred in Israel in NIS and, as we begin to export, will likely be incurred increasingly in Euros. We also may be subject to fluctuations due to changes in foreign currency exchange rates, particularly changes between the Canadian dollar, the U.S. dollar and the NIS, and the Euro. As we expand internationally and enter new markets, we will be subject to additional foreign currency exchange risks. In addition, a portion of our financial assets are held in NIS. As a result, our financial results may be affected by fluctuations in the exchange rates of currencies between the NIS and other currencies. Although exposure to currency fluctuations to date has not had a Material Adverse Effect on the Company’s business, there can be no assurance that any future hedging transactions we engage in will provide sufficient protection and that such fluctuations in the future will not have a Material Adverse Effect on the Company’s operating results and financial condition. To date, the Company has not hedged our exposure to currency fluctuations.

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CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DESCRIPTION OF SHARE CAPITAL

General

The following is a summary of the material terms of our share capital, as set forth in our articles of association and certain related sections of the BCBCA. The following summary is subject to, and is qualified in its entirety by reference to, the provisions of our articles of association and the applicable provisions of the BCBCA.

Authorized Share Capital

Our authorized capital consists of an unlimited number of common shares, without par value, of which 37,899,386 Common Shares were issued and outstanding as of June 1, 2023.

Our common shares entitle the holder to: (i) vote at all meetings of our shareholders except meetings at which only holders of specified classes of shares are entitled to vote, having one vote per common share, (ii) receive dividends at the discretion of our board of directors; and (iii) receive our remaining property on liquidation, dissolution or winding up. All of our common shares rank equally for the payment of any dividends and distributions in the event of a windup.

Common Shares

All of our Common Shares are one and the same class, identical in all respects and have equal rights, powers and privileges.

Voting. Except as otherwise provided for by resolution of our Board, the holders of outstanding Common Shares have the exclusive right to vote on all matters requiring shareholder action. On each matter on which holders of Common Shares are entitled to vote, each outstanding share of Common Share is entitled to one vote.

Dividends. Holders of our Common Shares have equal rights of participation in the dividends and other distributions of our cash, stock or property when, as and if declared thereon by our Board from time to time out of our assets or funds legally available therefor and shall have equal rights to receive our assets and funds available for distribution to shareholders in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary.

Liquidation. Holders of our Common Shares have equal rights to receive our assets and funds available for distribution to shareholders in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary.

Rights and Preferences. Holders of our Common Shares will have no preemptive, conversion or subscription rights, and there will be no redemption or sinking funds provisions applicable to our Common Shares. The rights, preferences and privileges of the holders of our Common Shares will be subject to, and may be adversely affected by, the rights of the holders of share of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable. All of our outstanding Common Shares are, and the Common Shares to be issued in this offering will be, fully paid and nonassessable.

Warrants

Warrants will typically be offered with Common Shares, with such securities often referred to collectively as a “Unit”, but may be offered separately. The Warrants either will be issued under a warrant indenture or agreement that will be entered into by the Company and a trustee at the time of issuance of the Warrants or will be represented by warrant certificates issued by the Company.

Warrants will entitle the holder thereof to receive Common Shares and/or other Securities upon the exercise thereof and payment of the applicable exercise price. A Warrant will be exercisable for a specific period of time at the end of which time it will expire and cease to be exercisable.

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Holders of Warrants are not shareholders of the Company. The particular terms and provisions of Warrants offered by this Prospectus and any applicable Prospectus Supplement will be described in the Prospectus Supplement filed in respect of such Warrants. This description may include, without limitation and as applicable: (i) the title or designation of the Warrants; (ii) the number of Warrants offered; (iii) the number of Common Shares and/or other Securities purchasable upon exercise of the Warrants and the procedures for exercise; (iv) the exercise price of the Warrants; (v) the dates or periods during which the Warrants are exercisable and when they expire; (vi) the designation and terms of any other Securities with which the Warrants will be offered, if any, and the number of Warrants that will be offered with each such Security; and (vii) any other material terms and conditions of the Warrants including, without limitation, transferability and adjustment terms and whether the Warrants will be listed on a securities exchange.

Units

Units are securities consisting of one or more of the other Securities described in this Prospectus offered together as a “Unit”. A Unit is typically issued such that the holder thereof is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The unit agreement under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or before a specified date.

The particular terms and provisions of Units offered by this Prospectus and any applicable Prospectus Supplement will be described in the Prospectus Supplement filed in respect of such Units. This description may include, without limitation and as applicable: (i) the designation and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units; (iii) whether the Units will be issued in fully registered or global form; and (iv) any other material terms and conditions of the Units.

Anti-Takeover Provisions

Some provisions of the BCBCA and other British Columbia laws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions that provide for payment of a premium over the market price for our Common Shares.

In addition, the ability of our Board, without action by our stockholders, to create and issue undesignated shares in such classes and in such series as determined by our Board, with voting or other rights or preferences as designated by our Board could impede the success of any attempt to effect a change in control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Limitations on Liability and Indemnification Matters

Our articles of association provide that we must indemnify any of our directors, former directors, officers or former officers, any other person and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we may, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each of our directors and officers is deemed to have contracted with us on terms of the indemnity contained in our articles of association. In addition, we may indemnify any other person in accordance with the BCBCA.

The above description of the limitation of liability and indemnification provisions of our articles of association of incorporation is not complete and is qualified in its entirety by reference to these documents, each of which will be filed as an exhibit to this registration statement to which this prospectus forms a part.

The limitation of liability and indemnification provisions in our articles of association may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Listing

Our Common Shares are listed on the Nasdaq Capital Market under the symbol “BCAN” and on the CSE under the symbol “BYND.”

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Transfer Agent and Registrar

The transfer agent and registrar for our Common Shares is Computershare Limited.

Comparison of Shareholder Rights

We are a corporation governed by the BCBCA. The following discussion summarizes material differences between the rights of holders of Common Shares and the holders of the common stock of a typical corporation incorporated under the laws of the state of Delaware, which result from differences in governing documents and the laws of British Columbia and Delaware. This summary is qualified in its entirety by reference to the Delaware General Corporation Law, or the DGCL, the BCBCA, and our articles.

	Delaware	British Columbia

Stockholder/Shareholder Approval of Business Combinations; Fundamental Changes

Under the DGCL, certain fundamental changes such as amendments to the certificate of incorporation, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, are generally required to be approved by the holders of a majority of the outstanding stock entitled to vote on the matter, unless the certificate of incorporation requires a higher percentage.

However, under the DGCL, mergers in which less than 20% of a corporation’s stock outstanding immediately prior to the effective date of the merger is issued generally do not require stockholder approval. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares. In addition, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (i) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (ii) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (iii) following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (iv) the corporation consummating the offer merges with or into such constituent corporation and (v) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

Under the BCBCA and our articles, certain extraordinary company alterations, such as changes to authorized share structure, continuances, into or out of province, certain amalgamations, sales, leases or other dispositions of all or substantially all of the undertaking of a company (other than in the ordinary course of business) liquidations, dissolutions, and certain arrangements are required to be approved by ordinary or special resolution as applicable.

An ordinary resolution is a resolution (i) passed at a shareholders’ meeting by a simple majority, or (ii) passed, after being submitted to all of the shareholders, by being consented to in writing by shareholders who, in the aggregate, hold shares carrying at least two-thirds of the votes entitled to be cast on the resolution.

A special resolution is a resolution (i) passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution at a meeting duly called and held for that purpose or (ii) passed by being consented to in writing by all shareholders entitled to vote on the resolution.

Under the BCBCA, an action that prejudices or interferes with a right or special right attached to issued shares of a class or series of shares must be approved by a special separate resolution of the holders of the class or series of shares being affected.

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The DGCL does not contain a procedure comparable to a plan of arrangement under BCBCA.

Under the BCBCA, arrangements are permitted and a company may make any proposal it considers appropriate “despite any other provision” of the BCBCA. In general, a plan of arrangement is approved by a company’s board of directors and then is submitted to a court for approval. It is customary for a company in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Plans of arrangement involving shareholders must be approved by a special resolution of shareholders, including holders of shares not normally entitled to vote. The court may, in respect of an arrangement proposed with persons other than shareholders and creditors, require that those persons approve the arrangement in the manner and to the extent required by the court. The court determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing, which would, among other things, assess the fairness of the arrangement and approve or reject the proposed arrangement.

The BCBCA does not contain a provision comparable to Section 251(h) of the DGCL.

Special Vote Required for Combinations with Interested Stockholders/ Shareholders

Section 203 of the DGCL provides (in general) that a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder. The prohibition on business combinations with interested stockholders does not apply in some cases, including if: (i) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves (a) the business combination or (b) the transaction in which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

For the purpose of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (i) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (ii) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.

The BCBCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations.

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Appraisal Rights; Rights to Dissent

Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the shareholder is required to accept in exchange for the shares anything other than: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (ii) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders; (iii) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (iv) any combination of the shares of stock, depository receipts and cash instead of the fractional shares or fractional depository receipts.

The BCBCA provides that shareholders of a company are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. The dissent right is applicable where we resolve to (i) alter our articles to alter the restrictions on the powers of the company or on the business it is permitted to carry on; (ii) approve certain amalgamations; (iii) approve an arrangement, where the terms of the arrangement or court orders relating thereto permit dissent; (iv) sell, lease or otherwise dispose of all or substantially all of its undertaking; or (v) continue the company into another jurisdiction.

Dissent may also be permitted if authorized by resolution. A court may also make an order permitting a shareholder to dissent in certain circumstances.

Compulsory Acquisition	Under the DGCL, mergers in which one corporation owns 90% or more of each class of stock of a second corporation may be completed without the vote of the second corporation’s board of directors or shareholders.

The BCBCA provides that if, within 4 months after the making of an offer to acquire shares, or any class of shares, of a company, the offer is accepted by the holders of not less than 90% of the shares (other than the shares held by the offeror or an affiliate of the offeror) of any class of shares to which the offer relates, the offeror is entitled, upon giving proper notice within 5 months after the date of the offer, to acquire (on the same terms on which the offeror acquired shares from those holders of shares who accepted the offer) the shares held by those holders of shares of that class who did not accept the offer. Offerees may apply to the court, within 2 months of receiving notice, and the court may set a different price or terms of payment and may make any consequential orders or directions as it considers appropriate.

Stockholder/ Shareholder Consent to Action Without Meeting	Under the DGCL, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.	Although it is not customary for public companies to do so, under the BCBCA, shareholder action without a meeting may be taken by a consent resolution of shareholders provided that it satisfies the thresholds for approval in a company’s articles, the BCBCA and the regulations thereunder. A consent resolution is as valid and effective as if it was a resolution passed at a meeting of shareholders.

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Special Meetings of Stockholders/ Shareholders	Under the DGCL, a special meeting of shareholders may be called by the board of directors or by such persons authorized in the certificate of incorporation or the bylaws.	Under the BCBCA, the holders of not less than 5% of the issued shares of a company that carry the right to vote at a general meeting may requisition that the directors call a meeting of shareholders for the purpose of transacting any business that may be transacted at a general meeting. Upon receiving a requisition that complies with the technical requirements set out in the BCBCA, the directors must, subject to certain limited exceptions, call a meeting of shareholders to be held not more than 4 months after receiving the requisition. If the directors do not call such a meeting within 21 days after receiving the requisition, the requisitioning shareholders or any of them holding in aggregate not less than 2.5% of our issued shares that carry the right to vote at general meetings may call the meeting.

Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of capital surplus or, if there is no surplus, out of net profits for the current and/or the preceding fiscal year in which the dividend is declared, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the shares are to be retired and the capital reduced.

Under the BCBCA, a company may pay a dividend in money or other property unless there are reasonable grounds for believing that the company is insolvent, or the payment of the dividend would render us insolvent.

The BCBCA provides that no special rights or restrictions attached to a series of any class of shares confer on the series a priority in respect of dividends or return of capital over any other series of shares of the same class.

Under the BCBCA, the purchase or other acquisition by a company of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends (as set out above). Our company is permitted, under its articles, to acquire any of its Common Shares, and the approval of its board of directors.

Under the BCBCA, subject to solvency tests similar to those applicable to the payment of dividends (as set out above), a company may redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it.

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Vacancies on Board of Director	Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.

Under the BCBCA and our articles, a vacancy among the directors created by the removal of a director may be filled by the shareholders at the meeting at which the director is removed or, if not filled by the shareholders at such meeting, by the shareholders or by the remaining directors. In the case of a casual vacancy, the remaining directors may fill the vacancy. Under the BCBCA, directors may increase the size of the board of directors by one third of the number of current directors.

Under the BCBCA and our articles, if as a result of one or more vacancies, the number of directors in office falls below the number required for a quorum, the remaining directors may appoint as directors the number of individuals that, when added to the number of remaining directors, will constitute a quorum and/or call a shareholders’ meeting to fill any or all vacancies among directors and to conduct such other business that may be dealt with at that meeting, but must not take any other action until a quorum is obtained.

Constitution and Residency Of Directors	The DGCL does not have residency requirements, but a corporation may prescribe qualifications for directors under its certificate of incorporation or bylaws.	The BCBCA does not place any residency restrictions on the boards of directors.

Removal of Directors; Terms of Directors	Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

Our articles allow for the removal of a director by special resolution of the shareholders.

According to our articles, all directors cease to hold office immediately before the election or appointment of directors at every annual general meeting, but are eligible for re-election or re- appointment.

Inspection of Books and Records	Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may inspect the corporation’s books and records for a proper purpose.

Under the BCBCA, directors and shareholders may, without charge, inspect certain of the records of a company. Former shareholders and directors may also inspect certain of the records, free of charge, but only those records pertaining to the times that they were shareholders or directors.

Public companies must allow all persons to inspect certain records of the company free of charge.

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Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of shareholders; provided that unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (ii) the holders of a majority of shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the certificate of incorporation. The shareholders of a Delaware corporation also have the power to amend bylaws.

Under the BCBCA, a company may amend its articles or notice of articles by (i) the type of resolution specified in the BCBCA, (ii) if the BCBCA does not specify a type of resolution, then by the type specified in our articles, or (iii) if our articles do not specify a type of resolution, then by special resolution. The BCBCA permits many substantive changes to a company’s articles (such as a change in our authorized share structure or a change in the special rights or restrictions that may be attached to a certain class or series of shares) to be changed by the resolution specified in that company’s articles.

Our articles provide that certain changes to our share structure and any creation or alteration of special rights and restrictions attached to a series or class of shares be done by way of ordinary resolution. However, if a right or special right attached to a class or series of shares would be prejudiced or interfered with by such an alteration, the BCBCA requires that holders of such class or series of shares must approve the alteration by a special separate resolution of those shareholders.

Our articles also provide that the shareholders may from time to time, by ordinary resolution, make any alteration to our notice of articles and articles as permitted by the BCBCA.

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Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The DGCL requires indemnification of directors and officers for expenses (including attorneys’ fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action.

Under the DGCL, a corporation may advance expenses relating to the defense of any proceeding to directors and officers upon the receipt of an undertaking by or on behalf of the individual to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

Under the BCBCA, a company may indemnify: (i) a current or former director or officer of that company; (ii) a current or former director or officer of another corporation if, at the time such individual held such office, the corporation was an affiliate of the company, or if such individual held such office at our request; or (iii) an indemnifiable person (as defined in the “Description of Share Capital” section above) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative or other legal proceeding or investigative action (whether current, threatened, pending or completed) in which he or she is involved because of that person’s position as an indemnifiable person, unless: (i) the individual did not act honestly and in good faith with a view to the best interests of such company or the other entity, as the case may be; or (ii) in the case of a proceeding other than a civil proceeding, the individual did not have reasonable grounds for believing that the individual’s conduct was lawful. A company cannot indemnify an indemnifiable person if it is prohibited from doing so under its articles. In addition, a company must not indemnify an indemnifiable person in proceedings brought against the indemnifiable person by or on behalf of the company or an associated company. A company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an indemnifiable person in respect of that proceeding only if the indemnifiable person has provided an undertaking that, if it is ultimately determined that the payment of expenses was prohibited, the indemnifiable person will repay any amounts advanced. Subject to the aforementioned prohibitions on indemnification, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an indemnifiable person in respect of such eligible proceeding if such indemnifiable person has not been reimbursed for such expenses, and was wholly successful, on the merits or otherwise, in the outcome of such eligible proceeding or was substantially successful on the merits in the outcome of such eligible proceeding. On application from an indemnifiable person, a court may make any order the court considers appropriate in respect of an eligible proceeding, including the indemnification of penalties imposed or expenses incurred in any such proceedings and the enforcement of an indemnification agreement. As permitted by the BCBCA, our articles require us to indemnify our directors, officers, former directors or officers (and such individual’s respective heirs and legal representatives) and permit us to indemnify any person to the extent permitted by the BCBCA.

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Limited Liability of Directors	The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director’s breach of the fiduciary duty of care. The DGCL does not permit any limitation of the liability of a director for: (i) breaching the duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith; (iii) engaging in intentional misconduct or a known violation of law; (iv) obtaining an improper personal benefit from the corporation; or (v) paying a dividend or approving a stock repurchase that was illegal under applicable law.

Under the BCBCA, a director or officer of a company must (i) act honestly and in good faith with a view to the best interests of the company; (ii) exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances; (iii) act in accordance with the BCBCA and the regulations thereunder; and (iv) subject to (i) to (iii), act in accordance with the articles of the company. These statutory duties are in addition to duties under common law and equity.

No provision in a contract or the articles of a company may relieve a director or officer of a company from the above duties.

Under the BCBCA, a director is not liable for certain acts if the director has otherwise complied with his or her duties and relied, in good faith, on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company to fairly reflect the financial position of the company, (ii) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person, (iii) a statement of fact represented to the director by an officer of the company to be correct, or (iv) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not that record was forged, fraudulently made or inaccurate or that information or representation was fraudulently made or inaccurate. Further, a director is not liable if the director did not know and could not reasonably have known that the act done by the director or authorized by the resolution voted for or consented to by the director was contrary to the BCBCA.

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Stockholder/ Shareholder Lawsuits	Under the DGCL, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation; provided, however, that under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction which the subject of the suit, but through the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the corporate claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

Under the BCBCA, a shareholder (including a beneficial shareholder) or director of a company and any person who, in the discretion of the court, is an appropriate person to make an application to court to prosecute or defend an action on behalf of a company (a derivative action) may, with judicial leave: (i) bring an action in the name and on behalf of the company to enforce a right, duty or obligation owed to the company that could be enforced by the company itself or to obtain damages for any breach of such right, duty or obligation or (ii) defend, in the name and on behalf of the company, a legal proceeding brought against the company.

Under the BCBCA, the court may grant leave if: (i) the complainant has made reasonable efforts to cause the directors of the company to prosecute or defend the action; (ii) notice of the application for leave has been given to the company and any other person that the court may order; (iii) the complainant is acting in good faith; and (iv) it appears to the court to be in the interests of the company for the action to be prosecuted or defended.

Under the BCBCA, upon the final disposition of a derivative action, the court may make any order it determines to be appropriate. In addition, under the BCBCA, a court may order a company to pay the complainant’s interim costs, including legal fees and disbursements. However, the complainant may be held accountable for the costs on final disposition of the action.

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Oppression Remedy	Although the DGCL imposes upon directors and officers fiduciary duties of loyalty (i.e., a duty to act in a manner believed to be in the best interest of the corporation and its stockholders) and care, there is no remedy under the DGCL that is comparable to the BCBCA’s oppression remedy.

The BCBCA’s oppression remedy enables a court to make an order (interim or final) to rectify the matters complained of if the court is satisfied upon application by a shareholder (as defined below) that the affairs of the company are being conducted or that the powers of the directors have been exercised in a manner that is oppressive, or that some action of the company or shareholders has been or is threatened to be taken which is unfairly prejudicial, in each case to one or more shareholders. The applicant must be one of the persons being oppressed or prejudiced and the application must be brought in a timely manner. A “shareholder” for the purposes of the oppression remedy includes legal and beneficial owners of shares as well as any other person whom the court considers appropriate.

The oppression remedy provides the court with extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders.

Blank Check Preferred Stock/Shares

Under the DGCL, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred shares with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

In addition, the DGCL does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares.

Advance Notification Requirements for Proposals of Stockholders/Shareholders

Delaware corporations typically have provisions in their bylaws that require a stockholder proposing a nominee for election to the board of directors or other proposals at an annual or special meeting of the stockholders to provide notice of any such proposals to the secretary of the corporation in advance of the meeting for any such proposal to be brought before the meeting of the stockholders. In addition, advance notice bylaws frequently require the stockholder nominating a person for election to the board of directors to provide information about the nominee, such as his or her age, address, employment and beneficial ownership of shares of the corporation’s capital stock. The stockholder may also be required to disclose, among other things, his or her name, share ownership and agreement, arrangement or understanding with respect to such nomination.

Under the BCBCA, qualified shareholders holding at least one percent (1%) of our issued voting shares or whose shares have a fair market value in excess of $2,000 in the aggregate may make proposals for matters to be considered at the annual general meeting of shareholders. Such proposals must be sent to us in advance of any proposed meeting by delivering a timely written notice in proper form to our registered office in accordance with the requirements of the BCBCA. The notice must include information on the business the shareholder intends to bring before the meeting. To be a qualified shareholder, a shareholder must currently be and have been a registered or beneficial owner of at least one share of the company for at least 2 years before the date of signing the proposal.

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For other proposals, the proposing stockholder is often required by the bylaws to provide a description of the proposal and any other information relating to such stockholder or beneficial owner, if any, on whose behalf that proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for the proposal and pursuant to and in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

If the proposal and a written statement in support of the proposal (if any) are submitted at least three months before the anniversary date of the previous annual meeting and the proposal and written statement (if any) meet other specified requirements, then the company must either set out the proposal, including the names and mailing addresses of the submitting person and supporters and the written statement (if any), in the proxy circular of the company or attach the proposal and written statement thereto.

In certain circumstances, the company may refuse to process a proposal.

PLAN OF DISTRIBUTION

We may sell the Securities, separately or together, to or through underwriters or dealers purchasing as principals for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents. Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters or agents, if any, the purchase price or prices of the Securities and the proceeds we will receive from the sale of the Securities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices including sales in transactions that are deemed to be “at-the-market” distributions, including sales made directly on the CSE, Nasdaq or other existing trading markets for the securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters, if any, have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid to us by the underwriters.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

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TRADING PRICE AND VOLUME

Our Common Shares are listed on Nasdaq under the symbol “BCAN” and the CSE under the symbol “BYND”. Trading price and volume of the Common Shares will be provided in each Prospectus Supplement.

DIVIDEND POLICY

We have never paid any dividends on our Common Shares or any of our other securities. We currently intend to retain any future earnings to finance the growth and development of our business, and we do not anticipate that we will declare or pay any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will be dependent upon our financial condition, results of operations, capital requirements, restrictions under any future indebtedness and other factors the Board deems relevant.

DILUTION

Purchasers of Securities in an offering may suffer immediate and substantial dilution in the net tangible book value per share of Common Shares. Dilution in net tangible book value per share represents the difference between the amount per Share paid by purchasers in an offering and the net tangible book value per share of Common Shares immediately after an offering.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to an offering of Securities, the validity of the issuance of our Securities to be offered and certain other matters of Canadian law will be passed upon for us by Owen Bird Law Corporation. Certain matters of U.S. federal law will be passed upon for us by Louis A. Brilleman, Esq., New York, New York. In addition, certain legal matters in connection with any offering of Securities may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents with respect to matters of Canadian and United States law.

EXPENSES OF THE OFFERING

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by us, if any, to be incurred in connection with a distribution of an assumed amount of US$15,000,000 of Securities under the offering.

SEC registration fee	$1,653
Nasdaq listing fee	(1)
FINRA filing fee	(1)
Transfer agent fees and expenses	(1)
Printer fees and expenses	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Miscellaneous	(1)
Total	$1,653

(1)	To be provided by a Prospectus Supplement, or as an exhibit to a Report on Form 6-K that is incorporated by reference into this Prospectus.

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EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference to the Annual report on Form 20-F as of December 31, 2022 and for the year then ended have been audited by Reliant CPA PC. The consolidated financial statements as of December 31, 2021 and for the year then ended have been audited by BF Borgers CPA PC. Such financial statements have been so included in reliance upon the report of such firms given upon their authority as experts in accounting and auditing.

The Financial statements of our wholly owned subsidiary, Zigi Carmel Initiatives and Investments Ltd., as of December 31, 2022, the related statements of operations and changes in shareholders’ equity for the period from incorporation on June 21, 2022 to December 31, 2022, have been audited by Hilewitz Tzemach, C.P.A. Such financial statements have been so included in reliance upon the report of such firms given upon their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of British Columbia. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our Board, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our Board, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There is uncertainty with respect to whether a Canadian court would take jurisdiction on a matter of liability predicated solely upon U.S. federal securities laws, and uncertainty with respect to whether a Canadian court would enforce a foreign judgment on liabilities predicated upon the securities laws of the United States.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or person controlling the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to this offering of our Securities. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements will file reports with the SEC. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at https://cannasoft-crm.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

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1,733,334 Common Shares

BYND CANNASOFT ENTERPRISES INC.

Prospectus Supplement

Aegis Capital Corp.

July 19, 2023